Exhibit 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

AMENDMENT NO. 9

TO

CONTRACT NUMBER GINC-C-08-0390

BETWEEN

GLOBALSTAR CANADA SATELLITE CO.

AND

HUGHES NETWORK SYSTEMS, LLC

FOR

RADIO ACCESS NETWORK (RAN)
AND USER TERMINAL SUBSYSTEM

HUGHES AND GLOBALSTAR CONFIDENTIAL AND PROPRIETARY

This Amendment No. 9 ("Amendment") is entered into effective as of January 13, 2013 ("Effective Date"), by and between Hughes Network Systems, LLC, a limited liability company organized under the laws of Delaware (hereinafter referred to as the "Contractor") with its principal place of business at 11717 Exploration Lane Germantown, Maryland 20876 USA, and Globalstar Canada Satellite Co., a company incorporated under the laws of Canada with its principal place of business at 115 Matheson Boulevard West, Suite 100, Mississauga, Ontario, LSR 3L1, Canada (hereinafter referred to as "Globalstar" or "Customer"). As used herein, Contractor and Globalstar may be referred to individually as a "Party" and collectively as the "Parties".

WHEREAS, Contractor and Globalstar, Inc. entered into Contract No. GINC-C-08-0390 for the delivery of the Radio Access Network ("RAN") and the User Terminal Subsystem ("UTS") ("Contract") effective May 1, 2008;

WHEREAS, Contractor and Globalstar, Inc. entered into a Letter Agreement, dated September 22, 2008, for the deferral of payment of certain Payment Milestones ("Deferred Payments") under the Contract, subject to interest;

WHEREAS, Contractor and Globalstar, Inc. entered into Amendment No. 1, dated June 16, 2009, for the payment of the Deferred Payments with interest, the PDR Payment Milestone and advance payments;

WHEREAS, Contractor and Globalstar, Inc. entered into Amendment No. 2, dated August 28, 2009, to extend the schedule of the RAN and UTS program and to revise certain payment milestones and program milestones to reflect the revised program timeline;

WHEREAS, Contractor and Globalstar, Inc. entered into Amendment No. 3, dated September 21, 2009, to incorporate the revised the program management schedule;

WHEREAS, Contractor and Globalstar, Inc. entered into Amendment No. 4, dated March 24, 2010, to implement certain Contract Change Notices;

WHEREAS, Contractor and Globalstar, Inc. entered into a Letter Agreement, dated March 21, 2011, for the deferral of payment of certain amounts due under the Contract, subject to interest, as further amended on October 14, 2011, December 30, 2011, March 30, 2012 and June 26, 2012 ("Current Deferral Letter");

WHEREAS, Contractor, Globalstar and Globalstar, Inc. entered into Amendment No. 5, dated April 5, 2011, to substitute Globalstar for Globalstar, Inc. under the Contract and with certain exceptions, for all of Globalstar, Inc.'s rights and obligations under the Contract to be assigned to and assumed by Globalstar;

WHEREAS, Contractor and Globalstar entered into Amendment No. 6, dated November 4, 2011, to extend the schedule of the RAN and UTS program and revise the remaining payment milestones and program milestones to reflect the revised program timeline;

WHEREAS, Contractor and Globalstar entered into Amendment No. 7, dated February 1, 2012, to extend the schedule of the RAN and UTS program and revise the remaining payment milestones and program milestones to reflect the revised program timeline;

WHEREAS, Contractor and Globalstar entered into Amendment No. 8, dated September 6, 2012, to extend the schedule of the RAN and UTS program and revise the remaining payment milestones and program milestones to reflect the revised program timeline;

HUGHES AND GLOBALSTAR CONFIDENTIAL AND PROPRIETARY

2

WHEREAS, the Parties wish to further extend the schedule of the RAN and UTS program and revise the remaining payment milestones and program milestones to reflect the revised program timeline.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the Parties agree to amend the Contract as follows:

1.             Exhibit C, Pricing Schedule and Payment Plan (Revision G), dated September 6, 2012, shall be deleted and replaced in its entirety by a new Exhibit C, Pricing Schedule and Payment Plan (Revision H), dated January 18, 2013.

2.             Exhibit A, Statement of Work (Revision E), dated September 6, 2012 shall be deleted and replaced in its entirety by a new Exhibit A, Statement of Work (Revision F), dated January 18, 2013.

3.             This Amendment shall be governed by and interpreted according to the laws of the state of New York.

4.             This Amendment may be signed in counterparts and each original counterpart shall be deemed binding on each Party collectively and individually.

5.             Except as amended herein, all terms and conditions of the Contract shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have signed this Amendment in duplicate.

By:	/s/ Stephen Drew	By:	/s/ Sean Fleming
Name: Stephen Drew		Name: Sean Fleming
Title: Treasurer		Title: Senior Counsel
Date: January 21, 2013		Date: January 18, 2013

radio access network (ran)

and user terminal subsystem (uts)

exhibit a: statement of work

Revision F

January 18, 2013

HUGHES AND GLOBALSTAR CONFIDENTIAL AND PROPRIETARY

3

 PROPRIETARY NOTICE

All rights reserved. This publication and its contents are proprietary to Hughes Network Systems, LLC. No part of this publication may be reproduced in any form or by any means without the written permission of Hughes Network Systems, LLC, 11717 Exploration Lane, Germantown, Maryland 20876.

HUGHES, HughesNet, IPoS, SPACEWAY, AIReach, Broadband Unbound, and Connect to the future are trademarks of Hughes Network Systems, LLC. All other trademarks are the property of their respective owners.

Copyright © 2008, 2009, 2010, 2011, 2012, 2013 Hughes Network Systems, LLC

GLOBALSTAR/HUGHES PROPRIETARY

ii

REVISION HISTORY

Revision	Issue Date	Scope
A	5/1/2008	Contract version
B	9/18/2009	Amended to include changes detailed in CN001, CN002, CN003, CN004, and Amendment 2
C	3/24/10	Changes for Amendment 4
D	2/1/2012	Changes for Amendment 7
E	9/6/2012	Changes for Amendment 8
F	01/18/2013	Changes for Amendment 9

TABLE OF CONTENTS

SECTION	PAGE

1.0 INTRODUCTION	1-1
1.1 PURPOSE AND SCOPE	1-1
1.2 DEFINITION METHODOLOGY	1-1

2.0 GENERAL OVERVIEW OF DELIVERABLES	2-1

3.0 PROJECT MANAGEMENT	3-1

3.1 PROJECT PLANNING AND CONTROL	3-1
3.2 PROGRESS REVIEWS	3-2
3.2.1 Monthly Progress Meetings	3-2
3.2.2 Weekly/Biweekly Teleconferences	3-2
3.2.3 Project Milestone Review Meetings	3-2
3.2.4 Extraordinary Management Meetings	3-11
3.3 PROGRESS REPORTING	3-11
3.4 PROJECT SCHEDULING	3-11
3.5 PROJECT TEAM	3-18
3.6 LOCATION OF THE WORK/RESIDENTS	3-18
3.7 CUSTOMER RIGHT OF ACCESS	3-19

4.0 QUALITY MANAGEMENT	4-1
4.1 PRODUCT ASSURANCE	4-1
4.2 CONFIGURATION MANAGEMENT	4-1
4.3 CONFIGURATION MANAGEMENT PROCESS (RENUMBER AS 4.2.1)	4-2
4.3.1 Documentation Management	4-2
4.3.1.1 DDL	4-2
4.3.1.2 Documentation Submission Criteria	4-2
4.3.1.3 Documentation Management	4-3
4.3.2 Action Item Tracking	4-3
4.3.3 Configuration/Change Management	4-3
4.3.3.1 Waivers and Deviations	4-4

5.0 RAN DELIVERY, INSTALLATION, AND INTEGRATION	5-1
5.1 SITE SURVEY	5-1
5.2 EQUIPMENT TRANSPORTATION AND SHIPMENT	5-1
5.3 SITE INSTALLATION AND COMMISSIONING	5-2

6.0 VERIFICATION TEST MANAGEMENT	6-1
6.1 GENERAL	6-1
6.2 FIRST ARTICLE FACTORY ACCEPTANCE TEST (FAT)	6-5
6.3 RAN SITE ACCEPTANCE TESTING (SAT)	6-7
6.4 RAN OVER AIR TEST (OAT)	6-8
6.5 SYSTEM ACCEPTANCE TESTS (SYSAT)	6-10
6.6 CUSTOMER WITNESS UTS TESTING CAMPAIGNS	6-11
6.6.1 UTS Factory Acceptance Test (UTSFAT)	6-11
6.6.2 UTS Acceptance (UTSA)	6-11
6.7 UTS INTERNAL TESTING CAMPAIGNS	6-12
6.7.1 UTS System Validation Testing (SVT)	6-12

7.0 DELIVERABLE DOCUMENTATION	7-1

8.0 CUSTOMER RESPONSIBILITIES	8-1

8.1 SITE FACILITIES	8-1
8.2 EXTERNAL CONNECTIVITY	8-2
8.3 CFE MANAGEMENT	8-2
8.4 INTEGRATION AND TEST SUPPORT	8-3
8.5 GOVERNMENTAL LICENSES, PERMITS AND FEES	8-3
8.6 SIMULATORS AND EMULATORS	8-3
8.7 UTS REQUIREMENTS	8-3
8.8 OTHER	8-3

9.0 CONTRACTOR TEST FACILITIES	9-1

10.0 WARRANTY AND SUPPORT PERIODS	10-1
10.1 WARRANTY SUPPORT PERIOD FOR RAN	10-1
10.2 WARRANTY SUPPORT PERIODS FOR UTS	10-1

11.0 TRAINING	11-1
11.1 TRAINING REQUIREMENTS	11-1
11.2 TRAINING PROGRAM	11-1
11.2.1 Theoretical and Practical Training Courses	11-1
11.2.2 Training Materials	11-2

12.0 CN009 IMSI BASED ACCESS CONTROL	12-1

13.0 ACRONYMS	13-1

LIST OF FIGURES

FIGURE	PAGE
Figure 11-1. Training Courses	11-1

LIST OF TABLES

TABLE	PAGE

Table 3-1. Program Milestone Review Meetings	3-4
Table 3-2. Additional UTS/Evaluation Platform Specific Milestone Reviews	3-10
Table 3-3. Program Milestones - RAN	3-12
Table 3-4. Program Milestones – UTS/Evaluation Platforms	3-15
Table 7-1. Deliverable Documentation	7-1
Table 7-2. UTS Specific Deliverable Documentation	7-4

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

1.0 INTRODUCTION

1.1 PURPOSE AND SCOPE

This Statement Of Work (SOW) defines the work that shall be performed by Hughes Network Systems, LLC (Contractor) for the design, fabrication, implementation, integration, delivery, performance verification, and testing of the Radio Access Network (RAN) and User Terminal Subsystem (UTS) for Globalstar, Inc. (Customer). For the purposes of this document we refer to the RAN and UTS collectively as the Work. Further definition of technical deliverables can be found in Exhibit B1 through B3.

At each gateway, the RAN will interface with the existing C band antennas and will co-exist with the legacy baseband and baseband-to-IF conversion equipment, defined as the Legacy Globalstar System (LGS). The RAN System Specification is defined in Exhibit B1 and the RAN Gateway is defined in Exhibit B2.

The UTS as defined in Exhibit B3 shall yield a Satellite Air Interface Chip for use in the Work. The UTS shall also yield an Evaluation Platform that utilizes the Satellite Air Interface Chip. The Remote Terminal Diagnostic Monitor (RTDM), as defined in Exhibit B3, is a separate deliverable in the Work.

This SOW (Exhibit A) defines the baseline deliverables and services that shall be supplied by the Contractor. The SOW describes the expected relationship between the Customer and Contractor, defines the program management approach, and defines Customer obligations.

Hughes’ obligations in respect of “Production Chips” and “production Satellite Air Interface Chips” as referenced in this SOW, shall be of no force and effect, except in the event that Aspen Chips have been ordered and paid for by Globalstar Canada and supplied by Hughes to Globalstar Canada pursuant to a separate arrangement between Hughes and Globalstar Canada. Any order of Aspen Chips by Globalstar Canada pursuant to a separate arrangement reinstates the Hughes obligations in respect of “Production Chips” and “production Satellite Air Interface Chips” in this SOW.

1.2 DEFINITION METHODOLOGY

This document uses the keywords shall, should, and will to identify requirements, goals, and external actions, respectively.

☐ In the context of this document, shall defines a requirement which must be met for product acceptance.

☐ In the context of this document, should defines a desirable goal.

☐ In the context of this document, will defines the capability or function of an external device or system, but does not levy any requirement on the HNS offering.

All requirements are numbered within the sections. Paragraphs which are not numbered are informative only and are not considered requirements. These informative paragraphs will often, but not always, start with the word “Note:”

1-1

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

2.0 GENERAL OVERVIEW OF DELIVERABLES

1.	The Contractor shall be responsible for the design, fabrication, implementation, integration, delivery, performance verification, and testing of Contractor delivered Work.

2.	The Contractor shall deliver executable software, firmware, and associated documentation necessary to install, configure, operate and maintain the Contractor delivered equipment.

3.	The Contractor shall be responsible for packing and delivery of equipment and critical spares for ten (10) RAN sites in the following locations. Note that this list is not in any order of delivery:

United States (Clifton)

France (Aussaguel)

Canada (Smiths Falls)

Canada (High River)

Brazil (Petrolina)

Brazil (President Prudente)

Brazil (Maneus)

United States (Sebring)

United States (Wasilla)

United States (Test RAN to be located at Customer facilities in Milpitas, CA, USA)

4.	The Contractor shall provide standard factory warranty and maintenance services for all ten (10) sites for the duration of one (1) year. The warranty period start date shall be in accordance with Exhibit A, Section 10.0 .

5.	The Contractor shall be responsible for producing Site Facilities Specifications for the Contractor deliverables. In addition, the Contractor shall provide Site Installation Documents for each of the ten (10) sites.

6.	The Contractor shall develop and maintain an Engineering Test Bed that shall be located at Contractor test facilities in Maryland, USA.

7.	The Contractor shall develop and deliver a RAN Test Bed that shall be located at Customer facilities in Milpitas, California, USA.

8.	The Contractor shall conduct a System Requirements Review (SRR), a Preliminary Design Review (PDR) and a Critical Design Review (CDR) for the Work with the Customer.

9.	The Contractor shall develop a comprehensive series of test campaigns including test plans and procedures that shall be used during each test campaign.

10.	For the purpose of requirements tracking and verification, the Contractor shall develop a Verification Cross Reference Matrix (VCRM) that shall clearly identify where requirements are verified and the method that will be use for verification.

11.	The Contractor shall install, commission and conduct Site Acceptance Tests of Contractor deliverables at the Milpitas RAN Test Bed and RAN#1through RAN#5, and supervise at all other sites. For sites where Core Network equipment is delivered, the SAT shall include testing with the CN.

2-1

12.	The Contractor shall conduct RAN Factory Acceptance Test of Contractor deliverables (excluding Core Network deliverables) at test facilities in Maryland, USA. Details of these tests are provided in Section 6.

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

13.	The Contractor shall conduct UTS Factory Acceptance Test of Contractor deliverables at test facilities in San Diego, CA.

14.	The Contractor shall be responsible for Over-Air Testing as part of the System Acceptance Test at RAN#1 and shall be responsible for Over-Air Testing at Milpitas RAN Test Bed and RAN#2 through RAN#5. The Contractor shall supervise Customer conducted Over-Air Testing at all other sites.

15.	The Contractor shall provide one (1) Operations and Maintenance course with all relevant training material delivered to Customer at least one week prior to the course. The Contractor shall provide one (1) Engineering Course, and one (1) System Overview Course. These courses shall address all the application software, standard third-party COTS software, data definitions, databases, and necessary data required for the satisfactory operation and maintenance of all site and test equipment delivered under this SOW.

16.	The Contractor shall develop, integrate and validate

a.    A Satellite Air Interface Chip, with Protocol Stack, and test end-to-end functionality.

b.    A RTDM Test Tool Software, which can be installed on a Customer’s PC.

The Satellite Air Interface Chip shall be incorporated into a board that is referred to as “Evaluation Platform” in rest of this document. The Evaluation Platform shall allow the testing of end-to-end functionality of the Satellite Air Interface Chip and associated Protocol Stack software as defined in Exhibit B3. The L- and S-band antennas for this platform are CFE.

The Satellite Air Interface Chip is delivered as Prototype Chips and Production Chips at times defined in the milestone schedule. The Prototype Chips represent engineering samples of the device and are form and fit consistent with the production chips. They are intended to be fully functional and can be used by the Customer’s UT Vendor during UT development. The Prototype Chips will only be available in limited quantities (TBR) and may have minor deficiencies. The Production Chips are fully compliant devices that can be delivered in quantity. They are intended to be available towards the back end of a UT development by the Customer’s UT Vendor (for example during the pilot production phase).

17.	The Contractor shall deliver 20 Evaluation Platforms as defined in item (16) above to confirm Satellite Air Interface Chip operation and support RAN FAT. The Contractor shall confirm the quantities to be delivered at PDR and CDR.

18.	Reserved.

19.	The Contractor shall deliver one (1) set of Spare Parts to be located at Customer’s central depot.

20.	The Contractor shall deliver the Additional RAN(s) and other options, if contracted by the Customer in accordance with Exhibit C.

21.	The Contractor shall deliver processor definition and the software and firmware and an Interface Control Document of the Satellite Air Interface Chip if contracted by the Customer per Exhibit C.

22.	The Contractor shall deliver Satellite Air Interface chip specifications.

2-2

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

3.0 PROJECT MANAGEMENT

1.	The Contractor shall be fully responsible for management of all tasks related to the design, fabrication, integration, testing and delivery of the Work.

2.	The Contractor shall be fully responsible for installation and commissioning of the Milpitas RAN Test Bed and RAN#1 through RAN#5 sites. The Customer shall be fully responsible for installation and commissioning at all other sites, which shall be supervised by the Contractor. The Contractor shall provide “on-the-job” installation and commissioning training to the Customer at the Milpitas and Clifton site.

3.	The Contractor shall be fully responsible for management of activities performed by any subcontractor used by the Contractor during execution of this program.

4.	The Contractor shall assign a fully qualified Program Manager (PM) who shall have sole responsibility for timely execution of the Work.

5.	The Contractor shall deliver to the Customer all application software, standard third-party COTS software, data definitions, databases, and necessary data required for the satisfactory operation and maintenance of all site and test equipment delivered under this SOW. The Contractor shall not deliver source code for any software. Source code shall be made available in escrow to the Customer under the Terms and Conditions defined in the Contract.

6.	The Customer shall have the right to approve or request modifications to any documents delivered by the Contractor. The Customer shall have 15 working days to request any modifications or approve the given deliverable. If the Customer does not take any action during these 15 working days, the deliverable would be deemed to be accepted by the Customer.

3.1 PROJECT PLANNING AND CONTROL

1. The Contractor shall develop and maintain a Project Management Plan (PMP).

2. The PMP shall:

a.	Outline the various project activities required to be performed together with the control procedures that are to be applied and project schedule.
b.	Describe the proposed management team structure together with the overall responsibilities (including any key subcontractors).
c.	Describe how the Contractor will manage and provide visibility of all work undertaken by any key subcontractors.
d.	Formally be issued at the Kick-Off Review (KOR).

3-1

3.	The Contractor shall maintain a Risk Management Process (RMP) to share visibility with the Customer on all program risks. The RMP shall:

a.	Clearly identify risks that are being experienced during the course of the program.

b.	Formally be issued at the KOR.

c.	Formally be updated and submitted to Customer on a monthly basis as a section in the monthly report.

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

4.	The hardware and software processes adopted shall comply with Contractor ISO-9001 quality process standards. Key subcontractors are expected to comply with their respective quality standards which in turn adhere or are equivalent to ISO 9001 standards.

5.	The Contractor management processes shall adhere to Contractor ISO-9001 processes.

6.	The Contractor shall maintain all project documentation related to project planning and provide all deliverables (see Section 7) in electronic form.

3.2 PROGRESS REVIEWS

3.2.1 Monthly Progress Meetings

1.	The Contractor shall conduct a Monthly Progress Meeting with representatives of the Customer.

2.	At the Monthly Progress Meetings the following shall be discussed:

a.	Current active tasks
b.	Technical and schedule aspects
c.	Status and progress
d.	Technical, contractual and managerial problems
e.	Risks and contingency measures (in the form of a Risk Log)
f.	Current and potential problems
g.	Open Action Items/Issues
h.	New Action Items/Issues as generated at the meeting

3.	Progress meeting may be held in the form of a teleconference between the parties or at the Contractor’s facilities.

4.	The progress report shall be delivered as input to the progress review meeting. The progress report shall be delivered five days in advance of the meeting date.

5.	The Contractor shall minute the meeting proceedings capturing the key decisions and all actions taken.

6.	The minutes shall be agreed with the Customer.

7.	The minutes shall be produced within five working days of the meeting.

3-2

8.	The Customer reserves the right to call for a formal progress meeting at either the Customer or the Contractor’s site if it is felt that an issue requires “one-to-one” resolution.

3.2.2 Weekly/Biweekly Teleconferences

The Contractor shall conduct weekly or biweekly status meetings with the Customer over the telephone. The Contractor shall provide a brief status of the project schedule, any technical issues that have arisen since the last meeting, and generate minutes of the meeting within two (2) working days that capture the discussions and key decisions as well as action items.

3.2.3 Project Milestone Review Meetings

1.	The Contractor shall agree the actual time of each project milestone review meeting with the Customer at least one month before the meeting with the exception of Acceptance Readiness and Results reviews. (The Acceptance Readiness meeting shall be conducted within one week prior to the test activity and the Results review shall be conducted within one week after the test activity).

2.	The Contractor shall provide an agenda for each project milestone review at least five days before the meeting to which the Customer may add items for discussion.

3.	The Contractor shall plan and conduct the project review meetings defined in Table 3-1 and Table 3-2.

4.	The Contractor shall agree to support additional intermediate progress reviews during the design and implementation, if requested to do so by the Customer and with at least three weeks notice.

5.	The Contractor shall be responsible for assembling the relevant documentation and presentational material for all project reviews.

6.	The Contractor shall submit the documentation to be reviewed at the meeting in accordance with the document delivery schedule within this SOW.

7.	The Contractor shall be responsible for documenting the review proceedings and monitoring the actions placed.

8.	The meeting minutes shall be produced within five working days of the meeting.

9.	The minutes shall be agreed with the Customer.

10.	The Contractor shall implement an internal design review process on all hardware, firmware and software design activities, as per standard engineering practice.

3-3

Table 3-1. Program Milestone Review Meetings
	Review			Duration
No.	Meeting	Purpose	Inputs	(Days)	Location
1.	Kick-Off	This review shall include:	1. Project Management Plan (PMP) to	2 or 3	Contractor
Review (KOR)

a.      Communication lines and contact points for financial, contractual and technical matters

b.      Draft management plan(s) review

c.      Short-term work plan review

d.      System Requirement Review (SRR)

e.      SOW review, if required

including WBS, MLS, WPDs, ORG Chart and Risks

2.    Product Assurance Plan (PAP)

3.    Customer Dependencies Document (dependencies of CFE)

4.    System Requirements Document (derived from all technical specifications given in Exhibits B

5.    White Paper describing the effect, if any, of implementing 1.23 or 2.46 MHz bandwidth.

6.    White Paper describing the implementation of dynamic rate adapation and variable data rates (from 256 kb/s to 1 Mb/s).

7.    If any of the options are selected at KOR by the Customer, all relevant documents shall be updated.

8.    Statement of Work

Premises

3-4

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

Table 3-1. Program Milestone Review Meetings
	Review			Duration
No.	Meeting	Purpose	Inputs	(Days)	Location
2.	Preliminary	This review shall include:	1. Verification Cross Reference Matrix	3 or 4	Contractor
Design Review (PDR)

a.    The Contractor is required to demonstrate that the contractually agreed requirements have been partitioned into a thorough and consistent system definition through the system design documents.

b.    Review of the traceability mapping between the contractually agreed requirements and the testing campaigns (VCRM) as well as the system functional specifications and their further allocation to subsystems.

c.    Identification of the external interfaces and review of preliminary interface control documents.

d.    Clarification of interpretation as necessary, for any contractually agreed requirements.

e.    Review the Overall System Test Plan. This will outline the various test stages to be conducted together with a schedule

f.     Review of site facilities and infrastructure requirements.

g.    Review of the Satellite Air Interface.

h.    Review of the Evaluation Platform High Level Design.

i.     Review of Evaluation Platform Operational Scenarios.

j.     Review of the Evaluation Platform Comprehensive Test Plan.

k.    Review of deliverable plans, that is, QA, QC, etc.

(VCRM) and System Requirements Allocation

2.    Overall System Test Plan (OSTP)

3.    External Interface Control Document

4.    Facility Requirement Specification

5.    Satellite Air Interface

6.    System Design Documents, such as, at a minimum, block diagrams, functional decomposition of the Contractor developed and COTS software in terms of major blocks, preliminary list of hardware to be procured and manufacturers, preliminary Satellite Air Interface specifications document, MMI Ops Concepts

7.    Evaluation Platform Requirements Database including allocations

8.    Evaluation Platform High Level Design

9.    Evaluation Platform Comprehensive Test Plan

10.   Special Test Equipment & Simulators

11.   Customer Furnished Equipment (CFE) required at PDR

12.   Schedule for design and construction.

13.   Updated Quality Assurance (QA) Plan

Premises

3-5

Table 3-1. Program Milestone Review Meetings
	Review			Duration
No.	Meeting	Purpose	Inputs	(Days)	Location
3.	Critical	This review shall include:	1. Verification Cross Reference Matrix	3 or 4	Contractor
Design Review (CDR)

a.    Review of the updated system documents from the PDR for completeness and consistency with requirements.

b.    Review of the System Design Document end-to-end performance model showing predicted performance of user applications across the system.

c.    Review of subsystem level design.

d.    Review of the Overall System Test Plan.

e.    Review of the Satellite Air Interface.

f.     Finalization of the Site Facilities Requirements.

g.    Review of the Overall System Test Plan and first drafts of the SySAT, RAN FAT and SAT Test Plans.

h.    Review of updated Evaluation Platform High Level Design.

i.     Review of the Evaluation Platform System Validation Test Plan.

j.     Review of status of action items from the PDR.

k.    Review of deliverable plans, that is, QA, QC, etc.6.

(VCRM) and System Requirements Allocation

2.    System Design Document. A final set of the System Design Documents given at PDR (item 2 above) which fully describe the design. Furthermore, the Contractor shall provide final software design documentation, functional timing analyses for hardware and software, test reports on any Engineering models developed and tested up to this time, MMI displays (may not be the final set), periodic maintenance requirements for each hardware element (draft version)

3.    External Interface Control Document

4.    Overall System Test Plan

5.    System Acceptance (SySAT) Test Plan RAN Factory Acceptance Test (RAN FAT) Plan

7.    Site Acceptance Test (SAT) Plan

8.    Facility Requirement Specification

9.    Satellite Air Interface Review

10.  Updated Evaluation Platform High Level Design

11.  Evaluation Platform System Validation Test Plan

12.  Customer Furnished Equipment (CFE) required at CDR

Premises

3-6

Table 3-1. Program Milestone Review Meetings
	Review			Duration
No.	Meeting	Purpose	Inputs	(Days)	Location
4.	RAN Site Readiness Review	This review shall review the readiness of each site to accept delivery and installation of the Contractor equipment.	Facilities Requirement Specification	1	For each site at Contractor’s facilities/
5.	RAN Factory	This review shall include:	1. RAN FAT Plan	1	Contractor Site
	Acceptance Test Readiness Review (RAN FATRR) for first RAN	a. Review of all outstanding issues with FAT Plan and RAN FAT Procedures b. Review of the RAN FAT Readiness Report c. Review of the RAN FAT Configuration	2. RAN FAT Procedures 3. RAN FAT Readiness Report 4. All lower level tests must have been passed or mutually agreed to corrective actions in place prior to commencing this test.		(Factory)
6.	First RAN Site Acceptance Test Readiness Review (SATRR)	This review shall include: a. Review of any outstanding issues with SAT Plan and SAT procedures b. Review of SAT Readiness Report c. Review of Site Configuration Report of the First RAN (Clifton)	1. SAT Plan 2. SAT Procedures 3. SAT Readiness Report 4. Site Configuration Report 5. Installation and Maintenance Manuals 6. All lower level tests must have been passed or mutually agreed to corrective actions in place prior to commencing this test.	1	First site
7.	System Acceptance Test and OAT Readiness Review for RAN #1 (SysATRR)	This review shall include: a. Review of outstanding issues with SySAT Plan and SySAT procedures. This testing shall include full end-to-end testing. b. Review of SySAT Readiness Report. c. Review operator manuals. d. Review Warranty Plan.	1. SySAT Test Plan 2. SySAT Procedures 3. SySAT Readiness Report 4. Operator Manuals 5. Warranty Plan(s) 6. All lower level tests must have been passed or mutually agreed to corrective actions in place prior to commencing this test.	1	First site

3-7

Table 3-1. Program Milestone Review Meetings
	Review			Duration
No.	Meeting	Purpose	Inputs	(Days)	Location
8.	System Acceptance Test Report Review Meeting	The review shall include: a Review SySAT test results (for all RANs) b Agree on punch-list items that can be corrected for Final Acceptance	1. SySAT Test Report	1	Contractor Site
	(SySAT)
9.	Secondary RAN Shipment Readiness Review for RAN #2 - RAN #9 (RAN SSRR)	This review shall include: a. Review of all outstanding issues with Secondary Staging and Testing Plan and Procedures (SSTP) b. Review of the SSTP Readiness Report c. Review of the SSTP Configuration	2. RAN FAT Plan 3. RAN FAT Procedures 4. RAN FAT Readiness Report 5. All lower level tests must have been passed or mutually agreed to corrective actions in place prior to commencing this test.	1	Contractor Site (Factory)
10.	Secondary RAN Site Acceptance Test Readiness Review for RAN#2- RAN#9	This review shall include: a. Review of any outstanding issues with the Secondary SAT procedures. b. Review of Secondary SAT Readiness Report. c. Review of Site Configuration Reports for RAN#2 – RAN#9.	1. Secondary SAT Procedures 2. Secondary SAT Readiness Report 3. Site Configuration Reports for RAN#2-RAN#9 4. Copies of Installation and Maintenance Manuals for RAN#2-RAN#9 5. All lower level tests must have been passed or mutually agreed to corrective actions in place prior to commencing this test.	1	RAN#2- RAN#9

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

Table 3-1. Program Milestone Review Meetings
No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location
11.	Secondary System Acceptance Test Readiness Review (OAT RR) for RAN#2- RAN#9	This review shall include: a. Review of outstanding issues with the Secondary OAT procedures. This testing shall include a subset of tests from the first RAN for end-to-end testing of RANs #2 - #9. b. Review of the Secondary OAT Readiness Report. c. Review operator manuals. d. Review Warranty Plan.	1. Secondary OAT Procedures 2. Secondary OAT Readiness Report 3. Operator Manuals 4. Warranty Plan(s) 5. All lower level tests must have been passed or mutually agreed to corrective actions in place prior to commencing this test.	1	RAN#2-RAN#9

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

Table 3-2. Additional UTS/Evaluation Platform Specific Milestone Reviews
No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location
1.	Readiness for UTS Factory Acceptance Test Review with Evaluation Platform (UTSFATR)	This review shall include: a. Review of Evaluation Platform Final Acceptance Test Plan.	1. Evaluation Platform Final Acceptance Test Plan	2	Evaluation Platform Facility
2.	UTS Factory Acceptance Test Review with Evaluation Platform (UTSFAT)	This review shall include: a. Review of the Evaluation Platform FAT Test Results. b. Review Evaluation Platform Final Acceptance Test Plan	1. Evaluation Platform FAT Results 2. Evaluation Platform Final Acceptance Test Plan	2	Evaluation Platform Facility
3.	UTS Final Acceptance (UTSFA)	This review shall include: a. Review of the Evaluation Platform FA Test Results.	3. Evaluation Platform Final Acceptance Results	2	Contractor’s Facility

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

3.2.4 Extraordinary Management Meetings

1.	At any point in the Program, either the Customer or the Contractor shall have the right to call an extraordinary Senior Management meeting, should a major issue arise that threatens the schedule and/or functionality.

2.	Each meeting shall require at least ten working days notification.

3.3 PROGRESS REPORTING

1.	The Contractor shall supply a progress report to Customer by the end of the first week of each month.

2.	The progress report shall identify (as a minimum):

a.	Work performed during the reporting period
b.	Milestones met and/or achieved
c.	Progress against the schedule. Any slippage is to be identified together with remedial action
d.	Status of Customer Dependencies as defined in the Dependencies document
e.	Problems experienced
f.	Activities planned for the next period
g.	Risk Log status
h.	Open Action Items/Issues

3.	The format of the progress report shall be agreed with Customer at the Project Kick-Off Review meeting.

4.	Customer shall have the right to request the Contractor to provide direct key subcontractor progress reports.

3.4 PROJECT SCHEDULING

1.	The Contractor shall maintain a detailed activity schedule of all tasks to be undertaken for this contract.

2.	This schedule shall be maintained with a unique reference number in order that it can be regularly updated as work progresses and all tasks’ dependencies clearly indicated.

3.	The schedule shall reflect the agreed major milestones and dates identified in Table 3-3 and Table 3-4 for the Work.

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

Table 3-3. Program Milestones - RAN
No.	Phase	Milestone Activity	Purpose	Required Completion Date
1.	Definition	Kick-Off Review (KOR)/Systems Requirements Review (SRR) Meeting	Review of Project Managament Plan and System Requirements documents in accordance with the objectives and input documents listed in Table 3-1	Effective Date of Contract (EDC) + 2 months
2.	Design	Preliminary Design Review (PDR)	Preliminary review of the system design and test documents in accordance with the objectives and input documents listed in Table 3-1.	EDC + 9 months
3.	Design	Critical Design Review (CDR)	Detailed review with of the final system design as well as draft test plans, and other documents, in accordance with the objectives and input documents listed in Table 3-1.	EDC + 15 months
4a	Material Order #1	RAN 1-3 & TB Material Order	Completion of Hardware long lead material order for RAN 1-3 & Milpitas TB. Contractor shall provide documentation to Customer confirming the order of all long lead items.	EDC + 62 months (Jul 2013)
4b	Material Order #2	RAN 4-9 Material Order	Completion of Hardware long lead material order for RAN 4-9. Contractor shall provide documentation to Customer confirming the order of all long lead items.	EDC + 73 months (Jun 2014)
5.	Site Preparation	RAN Site Survey	Completion of Site Survey for the all the RAN Sites and the Site Survey report for each site	EDC + 30 months
6.	Site Preparation	Site Readiness Review	Visit by the Contractor to the RAN sites for the purpose of final assessment of readiness to receive shipment and installation.	One Month prior to start of RAN Installation at each Gateway
7.	Shipment/ Installation	Ship Milpitas RAN Test Bed and RAN#1 Ex Works.	Shipment from Contractor’s premises to Milpitas site.	EDC + 67 months (Dec 2013)
8.	Shipment/ Installation	Installation and Commissioning of Milpitas RAN Test Bed	Installation,commissioning, and training of personnel of Milpitas RAN Test Bed at Milpitas site after CFE delivery at the site	EDC + 70 months (Mar 2014)
9.	Customer Acceptance Test	Factory Acceptance Test Readiness Review (FATRR)	Review of readiness to start factory acceptance testing.	RAN FAT – 1 week duration

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

Table 3-3. Program Milestones - RAN
No.	Phase	Milestone Activity	Purpose	Required Completion Date
10.	Customer Acceptance Test	RAN Factory Acceptance Test (RAN FAT)	Completion of the RAN FAT in accordance with the approved RAN FAT Plan and acceptance test procedures.	EDC + 77 months (Oct 2014)
11.	Shipment/ Installation	Install Clifton (RAN # 1).	Install RAN#1 after CFE deliveries at the site.	EDC + 76 months (Sep 2014)
12.	Shipment/ Installation	RAN Equipment Shipment readiness review for the RAN #2 to #9	Completion of the RAN staging test in accordance with the approved RAN staging and pre-shipment test procedures. Customer witnessed (optional).	RAN #2 to #9 shipment dates – 1 week
13.	Shipment/ Installation	Ship RAN #2 through #9 Ex Works. Contractor Installation at sites #2 through #5. Contractor Installation Supervision at the sites #6 through #9. Installation complete 2 months from shipment.	Shipment from Contractor’s premises of site equipment as per schedule agreed upon. Installation/supervision after CFE delivery at the site and CFE Installation/commissioning	RAN# RAN 2 (Oct 2014) RAN 3 (Oct 2014) RAN 4 (Oct 2014) RAN 5 (Nov 2014) RAN 6 (Dec 2014) RAN 7 (Jan 2015) RAN 8 (Feb 2015) RAN 9 (Mar 2015)	SHIP 77 77 77 78 79 80 81 82
14.	Training	Operator Training Course	Commencement of the operator training course (training the trainers).	EDC + 77 months (Oct 2014)
15.	Training	Engineering and system Overview Training Course	Commencement of the engineering training course (training the trainers).	EDC + 77 months (Oct 2014)
16.	Customer Acceptance Test	Site Acceptance Test Readiness Review (SATRR)	Review with the Customer of readiness to start SAT.	SAT - 1 week duration
17.	Customer Acceptance Test	Site Acceptance Test (SAT) (First RAN)	Completion of the SAT in accordance with the approved SAT Plan and acceptance test procedures.	EDC + 77 months (2 weeks after Installation of first RAN) (Oct 2014)
18.	Customer Acceptance Test	System Acceptance Test Readiness Review (SySAT RR)	Review with the Customer of readiness to start SySAT.	SySAT - 1 week duration

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Table 3-3. Program Milestones - RAN
No.	Phase	Milestone Activity	Purpose	Required Completion Date
19.	Provisional Acceptance (PA)	System Acceptance Test (SySAT)	Completion of the SySAT in accordance with the approved SySAT Plan and acceptance test procedures.	EDC + 78 months (Nov 2014)
20.	Secondary SAT	Site Acceptance of RANs #2-#9	Completion of the Secondary SAT in accordance with the approved plan and acceptance test procedures.	2 weeks after installation of equipment at the site
21.	Secondary OAT	Acceptance of RANs #2-#9	Completion of the Secondary OAT in accordance with the approved plan and acceptance test procedures.	RAN# RAN 2 (Jan 2015) RAN 3 (Jan 2015) RAN 4 (Jan 2015) RAN 5 (Feb 2015) RAN 6 (Mar 2015) RAN 7 (Apr 2015) RAN 8 (May 2015) RAN 9 (Jun 2015)	80 80 80 81 82 83 84 85
22.	Final Acceptance		Closing out of material punch list items created in PA	EDC+ 85 months (Jun 2015)

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Table 3-4. Program Milestones – UTS/Evaluation Platforms
No.	Phase	Milestone Activity	Purpose	Required Completion Date
1.	Definition	Kick-Off Review (KOR)/Systems Requirements Review (SRR) Meeting	Finalization of outstanding contractual, managerial and technical issues with respect to the contract requirements.	Effective Date of Contract (EDC) + 2 months
2.	Design	Preliminary Design Review (PDR)	Preliminary review of the system design and test documents in accordance with the objectives and input documents listed in Table 3-1.	EDC + 9 months
3.	Design	Critical Design Review (CDR)	Detailed review with of the final system design as well as draft test plans, and other documents, in accordance with the objectives and input documents listed in Table 3-1.	EDC + 15 months
4.	First Tape Out	UTS Material Order and First Tape Out	Completion of Hardware long lead material order and First Tape Out	EDC + 24 months
5.	Prototype Chip to UT Vendor	Prototype Chip to UT Vendor	Ship prototype Chip to Customer’s UT Vendor along with hardware from Evaluation Platform and diagnostic S/W.	EDC + 33 months
6.	Pre- production Chips to UT Vendor and Evaluation Platform and Diagnostic S/W	Deliver Pre- Production Chips and Evaluation Platform and diagnostic S/W.	Deliver Pre-Production Chips Evaluation Platform and diagnostic S/W.	EDC + 36 months
7.	Customer Acceptance Test	Factory Acceptance Test Readiness Review (FATRR)	Review of readiness to start factory acceptance testing.	UTSFAT – 1 week
8.	Customer Acceptance Test	UTS Factory Acceptance Test (UTSFAT) for the first Evaluation Platform	Completion of the UTSFAT in accordance with the approved UTSFAT Plan and acceptance test procedures. Review UTS Final Acceptance Test Plan	EDC + 77 months (aligns with RAN FAT) (Oct 2014)
9.	Customer Acceptance Test	UTS Final Acceptance	Completion of UTS Final Acceptance.	EDC + 78 months (aligns with RAN SySAT) (Nov 2014)

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

4.	The Contractor shall define a suitable Work Breakdown Structure (WBS) and produce work package descriptions (WPD) for each WBS item.

5.	The Contractor’s WBS shall clearly identify the following key Work stages:

a.	System Design to Spec (Exhibits B1, B2, and B3): Encompasses systems analysis activities where the Contractor shall demonstrate correct interpretation and a thorough understanding of the requirements;

b.	Segment Design to Spec (Exhibits B1, B2, and B3): This shall encompass the production of a complete high-level design for the Work with respect to equipment and software.

c.	Subsystem Design to Spec (Exhibits B1, B2, and B3): The Contractor shall refine the segment design into low level subsystem and component designs.

d.	Implementation: The Contractor shall translate the design documentation into the actual equipment and software code.

e.	Site Acceptance Test: In which the Contractor shall ship, install, commission and test the RAN equipment at each site. The testing shall encompass the respective integration with the external system elements and facilities.

f.	Factory Acceptance Test: In which the Contractor shall demonstrate to the Customer representatives during the witnessing tests that the Work functionally performs in accordance with the agreed RAN FAT Test Plan. For the UTS equipment, this corresponds to laboratory testing conducted to achieve customer acceptance of the UTS.

g.	System Acceptance Test and Over the Air Test: In which the Contractor shall integrate the delivered site with the satellites and conduct end-to-end testing using the UTS Evaluation Platform and CFE Core Network.

h.	System Acceptance: In which the Contractor will hand-over operational responsibility of the Work to the Customer (i.e., system transfer), following successful system acceptance testing.

6.	The WBS shall be used to plan and organize the work.

7.	The WBS shall cover all project activities from contract commencement to the end of the warranty period.

8.	The WBS and initial set of WPDs included in the draft PMP shall be agreed at the Project Kick-Off Review.

9.	The Contractor should consider ways of overlapping various phases and tasks in order to best optimize resources to achieve the end service readiness date.

10.	The schedule shall clearly identify the scope of design implementation/test work that has been assigned to any key subcontractor(s).

11.	The Contractor shall be responsible for applying suitable subcontractor control to ensure that the work is conducted to the workmanship standard required.

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12.	The Customer will have the right to audit the work of the key subcontractors at the place where the work is being conducted.

13.	The Contractor PM shall sign-off each WP as it is completed to indicate that the task(s) has been completed to the required standard.

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

14.	The program schedule shall be developed and maintained using Microsoft Project 2000 and delivered to Customer during the Monthly Reviews.

15.	The Contractor shall include a schedule showing work completed, work scheduled to be completed in the next month, changes to any contractual dates, and any other pertinent schedule related issues in the monthly progress report.

16.	The Contractor shall provide the Customer with an electronic copy of the Monthly Report.

3.5 PROJECT TEAM

1.	The Contractor shall assign a qualified program manager for the duration of this contract, specifically charged with the responsibility for all aspects of the Contract.

2.	The Program Manager shall serve as the interface with the Customer on all contractual and management matters for the duration of the Contract and at least until the end of the warranty period.

3.	The Contractor shall support open lines of communications to respective representatives from each party with respect to technical matters.

4.	The Contractor shall confirm at the Kick-Off Review each key person considered to be required for the work and the role assigned.

5.	The Contractor shall accept that the Customer has the right to comment on the team structure and individual staff members proposed. This right shall incorporate the ability to ask for team changes to be made - although implementation of requested changes will be at the discretion of the Contractor.

6.	The Contractor shall maintain a resource profile plan throughout the Program showing the level and type of staff necessary to complete the work.

3.6 LOCATION OF THE WORK/RESIDENTS

1.	The Contractor shall provide office accommodation where the design and implementation is being conducted.

2.	This accommodation shall provide space for three Customer residents, one of whom can be located at the Evaluation Platform facility.

3.	Office accommodation shall include reasonable use of facilities including international telephone/facsimile lines, desktop PCs with Internet connection, etc.

4.	The Customer will be responsible for payment of all telephone and facsimile access charges incurred by the Customer Residents.

5.	The Contractor shall also work with their key Subcontractors to accommodate Customer’s Residents and that they have these same rights.

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3.7 CUSTOMER RIGHT OF ACCESS

1.	The Customer will appoint a number of project coordinators who will work to monitor and facilitate the activities being undertaken on this contract.

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H36750 (01/13)

2.	The Contractor shall grant approval for the Customer project coordinators to visit the main work site provided that at least 2 working days notice of the visit is given by the Customer.

3.	The Customer residents shall participate in weekly status meetings held by the Contractor’s Program Manager. The Customer resident shall not participate in any discussions relevant to the Contractor’s costs, personnel management, or other specific internal issues

4.	The Customer shall be given access to technical managers to the Work on a reasonable basis to discuss technical issues. The Customer resident shall request this access through the Contractor’s Program Manager or Contractor’s personnel as designated by the Contractor’s Program Manager, who shall also participate in these meetings.

5.	Representatives of other companies contracted by the Customer shall have access to the relevant design reviews and relevant review material, subject to three-way NDAs.

6.	The Customer Residents and visitors to Contractor facilities must comply with US export control laws. The Customer must provide notification of any visitors in advance of any visit. The Customer must provide the visitor name and nationality. Each visitor shall be screened by Contractor legal department.

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

4.0 QUALITY MANAGEMENT

4.1 PRODUCT ASSURANCE

1.	The Contractor shall hold a currently valid ISO9001 (or suitable equivalent) accreditation to cover both the design and manufacturing activities.

2.	The Contractor shall control and manage the Program in accordance with ISO 9001 requirements.

3.	Customer shall be entitled, at its own cost and expense, to have an independent third party U.S. laboratory conduct periodic sampling of the UTS, at mutually agreeable time intervals during the manufacturing process, to test and certify the sample to be ROHS-compliant. Such test results and Certificate of Compliance shall be provided to Globalstar in a timely manner. The Contractor shall provide reasonable access and cooperation for such purposes.

4.	A Product Assurance Plan (PAP) shall be issued to the Customer at the Kick-Off Review.

5.	The Contractor shall nominate a suitable qualified team member to be fully responsible for overall Quality Product Assurance of the Work.

6.	The Customer will have the right to audit Contractor work at any point in the Project, provided that at least two weeks notice is given to the Contractor PM.

7.	The Contractor shall be fully responsible for the quality achieved and controls applied by any subcontractor parties used.

8.	The Contractor shall have a mechanism for tracking corrective actions at all project phases.

9.	A suitable tracking mechanism shall be used to map requirements to the Contractor definition, design and subsequent testing documentation.

10.	This tracking mechanism shall be presented at the PDR.

4.2 CONFIGURATION MANAGEMENT

1. The Contractor shall maintain its own a system Configuration Management Process (CMP) outlining the controls that will be applied to:

a.   Documentation Configuration and Change Management

b.   Requirements Management

c.   Software Version and Release Control

d.   Firmware Version and Release Control

e.   Hardware Manufacturing

This process is further described in para 4.2.1

2. The CMP shall be put in place by the project Kick-Off Review.

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3. The Contractor shall nominate a team member to be responsible for overall configuration management throughout the project.

Globalstar RAN & UTS Exhibit A – SOW

H36750 (01/13)

4.3 CONFIGURATION MANAGEMENT PROCESS (RENUMBER AS 4.2.1) 4.3.1 Documentation Management

4.3.1.1 DDL

The Contractor shall prepare, update and deliver all documentation as defined in the Deliverable Documentation List (DDL) set forth in Section 7.0 of this SOW.

4.3.1.2 Documentation Submission Criteria

Contractually deliverable documentation in DDL shall be submitted using one of the following criteria:

4.3.1.2.1 For Approval - Level A

This level shall include documentation that requires formal approval in writing from the Customer before its acceptance or intended use.

The Customer shall approve the document or ask for resubmission within ten (10) calendar days of its receipt at the Customer's main address.

If the document is approved, the Customer shall so notify the Contractor in writing.

If the document is not approved, the Customer shall notify the Contractor of those parts of the document that cannot be approved, together with the reasons and instructions concerning resubmission of the document. The document shall be resubmitted for approval within ten (10) calendar days from receipt of the Customer’s notification.

If the Contractor does not receive any notification within ten (10) calendar days from the Customer, the document shall be deemed to be approved by the Customer.

4.3.1.2.2 For Review - Level R

This level shall include documentation to be evaluated by the Customer prior to its intended use and distribution. The Customer shall respond to a document in the "for review" level within ten (10) calendar days of its receipt at the Customer’s main address (except for AIT procedures which are reviewed during the corresponding review).

Without notification by the Customer within the same period, the Contractor shall proceed to implement the document as planned.

4.3.1.2.3 For Information - Level I

Documents in this category shall be evaluated by the Customer to determine current program status, progress and future planning requirements.

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Globalstar RAN & UTS Exhibit A - SOW

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4.3.1.3 Documentation Management

The Contractor shall establish, implement and maintain a Configuration and Documentation Management Plan to control the approval and issue of all documentation and data, according to the documentation submission criteria.

Revisions and resubmissions to any contractual document shall be subject to the same submission level.

4.3.2 Action Item Tracking

The Contractor shall establish and maintain an Action Item Record database of all action items raised during all meetings and Reviews with the Customer.

Reports from this database shall be submitted or made available as defined in CDRL.

4.3.3 Configuration/Change Management

The Contractor shall guarantee that all initial designs are provided in the as designed configuration and that the as built configuration is in accordance with the as designed configuration consistent with the Configuration Management Plan as implemented by the Configuration Control Board.

To achieve such a goal, the Contractor shall provide the following:

☐	Identify and update the configuration baseline (conditions for immediate revision release and frequency for periodic revision release shall be defined in the Configuration Management Plan).

☐	Identify and control all physical and functional interfaces.

☐	Assure that all delivered items (hardware and software) are identified, manufactured, inspected, tested and operated according to configured documents.

☐	Assure that all changes are documented, approved and implemented with full knowledge of the technical, cost and schedule impacts.

☐	Assure that the same rules are applied at Subcontractor’s level.

The Contractor shall use and propose a formal Configuration and Data Management Plan.

The Contractor shall establish and maintain a Change Control System for managing any change to the contractual requirements.

The features of the Change Control System shall be described by the Contractor in the Program Management Plan.

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4.3.3.1 Waivers and Deviations

If the Contractor desires to depart from the requirements (Technical Exhibits of the Contract) for a specific item or a limited number of items (as required in the Contract), a Request for Deviation/Waiver (RFD/RFW) shall be submitted to the Customer.

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When approved, the RFD/RFW shall become a Change. The Customer may require an offer of price reduction as consideration for approval of the RFD/RFW on a case-by-case basis if such a RFD/RFW causes a reduction in Contractor’s costs.

4.3.3.1.1 Review and Approval for an RFD/RFW

The Customer shall notify the Contractor of its acceptance or rejection of the RFD/RFW Class I within fifteen (15) working days of its receipt. If the reason for the rejection is lack of adequate supporting documentation (or other evidence), the Contractor will be informed within 5 working days of receipt.

4.3.3.1.2 Recording and Tracking

The Change Control System shall include provisions for recording, tracking and reporting on status of Changes and RFD/RFW's.

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

5.0 RAN DELIVERY, INSTALLATION, AND INTEGRATION

5.1 SITE SURVEY

1.	The Contractor shall conduct a survey of each site where equipment is to be installed.

2.	The Contractor shall produce Site Survey Report for each site within two weeks of each site visit. The Site Survey Report is to identify areas of concern, the responsible party and date required for rectification.

3.	The Contractor shall produce a Site Installation Document (SID) for each site based on the Site Survey Report and Facilities Requirement Specifications.

4.	The Contractor shall submit each site SID to the Customer at least one week before the start of SAT. If the Contractor anticipates any upgrades to electrical or physical requirements to the site, the SID shall be submitted at least 3 months prior to start of SAT.

5.	The SID shall identify the following:

a.     Physical layout and sizing of equipment

b.     Racking

c.     Power requirements

d.     Cooling requirements

e.     Communications interfaces

f.      Cabling and connector types

5.2 EQUIPMENT TRANSPORTATION AND SHIPMENT

1.	The Contractor shall provide written notice of shipment at least 15 working days prior to shipment of equipment to each domestic site and 25 working days prior to shipment to any foreign site.

2.	The Contractor shall confirm shipment arrangements with the Customer prior to shipment.

3.	The ten (10) sites, as given paragraph 2.3, shall be delivered in accordance with INCOTERMS 2000 as follows

(Ex-Works Germantown, Maryland, USA).

4.	The Customer will be responsible for shipping the equipment to the site, and to clear customs and pay duties and taxes to clear the equipment, if necessary.

5.	The Customer shall be responsible for the safe transportation and delivery of equipment, materials, tools, etc., from Customs to each designated site.

6.	The Contractor shall inspect the delivered hardware and complete an inventory upon arrival at each Contractor Installed site. The Customer shall inspect the delivered hardware and complete an inventory upon arrival at each Customer installed site.

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7.	The Contractor shall ensure equipment shall be suitably protected to ensure safe delivery the port of entry.

8.	The Customer will ensure equipment shall be suitably protected to ensure safe delivery to each site when released from Customs.

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9. The Contractor shall submit the following shipment details prior to each shipment:

a. Inventory of equipment being transported (Crate List and Packing List)

b. Commercial Invoice

5.3 SITE INSTALLATION AND COMMISSIONING

1.	The Contractor shall provide suitably qualified personnel and relevant installation procedures, instructions, drawings, etc., as required to install and commission equipment at the the Milpitas RAN Test Bed and RAN#1 through RAN#5.

2.	The Contractor shall provide onsite Installation Supervisor and relevant procedures, instructions, drawings, etc., as required for Customer’s installers to install and commission equipment at sites #6 to #9.

3.	The Customer will have the right to monitor the work of the Contractor at each site, or to appoint third parties to do so.

4.	The Contractor shall install and commission the delivered equipment at the Milpitas RAN Test Bed and RAN#1 through RAN#5, and shall provide installation supervision support for sites #6 to #9 in accordance with Installation and Commissioning Manuals. Equipment shall be commissioned prior to execution of the Site Acceptance Test (SAT).

5.	The Contractor shall conduct the Site Acceptance Test (SAT) at the site(s) where the Contractor performs the installation and commissioning in accordance with the agreed SAT Plan and Procedures. The Customer shall conduct SAT at the site(s) where the Customer performs the installation and commissioning.

6.	The Customer shall be responsible for provision of CFE test equipment in support of installation, commissioning, and testing of the Contractor deliverables in the field. The required test equipment shall be detailed in the Dependencies Document. The Customer will provide Satellite Simulators for Contractor use in the Contractor test facility.
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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

6.0 VERIFICATION TEST MANAGEMENT

6.1 GENERAL

Test Campaigns

1. The Contractor shall conduct a series of acceptance test campaigns that collectively demonstrate compliance with contract requirements.

2. The Contractor shall deliver an Overall System Test Plan and Test Procedures documents consistent with Section 7 that defines the overall test approach, the flow of test campaigns and their objectives and scope, and associated documentation.

3. For the first RAN (First Article) the following customer witnessed acceptance test campaigns shall be conducted:

a. Factory Acceptance Test (FAT)

b. Site Acceptance Test (SAT)

c. System Acceptance Test (SYSAT)

4. For RAN#2 - #5, the Contractor shall execute the field test campaigns including SAT and OAT. For RANs #6 - #9 the Customer shall execute the field test campaigns (including SAT and OAT) under supervision by the Contractor.

5. For the UTS, the following customer witness acceptance test campaigns shall be conducted:

a. UTS Factory Acceptance Test (UTSFAT)

b. UTS Final Acceptance

6. The Contractor shall deliver a Verification Cross Reference Matrix (VCRM) consistent with Section 7, defining the mapping of contract requirements to acceptance test campaigns.

7. The VCRM shall define the verification methodologies to be employed for each requirement.

Inspection – a requirement is verified or partially verified by visual inspection, for example, inspection of an agency certificate, or counting of delivered equipment quantities.

Analysis – a requirement is verified by analysis of underlying data, possibly measured data from a Test or other sources, for example, a RAN hardware availability model.

Test – a requirement is verified by execution of a test that shows measured performance per specification, or demonstrates functionality per specification.

8. In some cases the VCRM shall indicate multiple methodologies to verify a requirement, for example, a Test to measure performance at a RAN component or subsystem level, with analysis to combine or extrapolate that result with other measurements to show compliance with a higher level specification.

9. The Customer shall have the right to approve or request reasonable amendments to the VCRM.

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10.	Acceptance test campaigns and the VCRM shall be focused on verification of requirements rather than on the consequent system or subsystem designs.

11.	Wherever possible, each requirement shall be tested only during one test campaign (FAT, SAT or SySAT), however, RAN Site Acceptance Test shall be executed at each site.

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Test Plans and Approval

12.	The Contractor shall deliver Test Plans for each acceptance test campaign, consistent with Section 7 and the agreed VCRM.

13.	Each Test Plan shall define the mapping of requirements to test cases for those requirements allocated to that test campaign by the VCRM.

14.	Each Test Plan shall outline the constituent test cases at a high level including test objective and scope, high level test configuration, general procedure, and expected outcome.

15.	The Customer shall have the right to approve or request reasonable amendments to Test Plans.

16.	The Contractor shall deliver Test Procedures for each test campaign, consistent with Section 7 and the agreed Test Plans.

17.	Each Test Procedure shall repeat the test objective and outcome from the Test Plan, and shall define specific necessary preconditions, test configuration and test steps consistent with that objective, and the expected results that show that outcome.

18.	The Contractor shall ensure that Test Procedures are sufficiently detailed such that it will be possible to re-run previously completed acceptance tests.

19.	In case of a requirement to be verified by Inspection or Analysis, a Test Plan and Test Procedure shall be provided to indicate the inspection or analysis to be completed and approved.

20.	Where feasible in case of a requirement to be verified by Inspection or Analysis for which verification involves Customer review of detailed documents, the Contractor shall provide such documentation at least two weeks prior to the test campaign execution start milestone (e.g., two weeks before start of RAN FAT).

21.	The Customer shall have the right to approve or request reasonable amendments to Test Procedures.

Test Execution, Witness and Approval

22.	The Contractor shall conduct a Readiness Review prior to test execution to confirm that the necessary preconditions are satisfied.

23.	The Customer shall have the right to attend (by teleconference if appropriate) each Readiness Review and approve the start of the test campaign test execution.

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24.	The Contractor shall deliver a Readiness Report per Section 7 to record the results of the Readiness Review.

25.	The Contractor shall conduct testing in accordance with agreed Test Plans and Test Procedures for each acceptance test campaign.

26.	The Customer shall have the right to witness test execution for each campaign or at its sole discretion may waive its right to witness given tests.

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

27.	The Contractor and Customer witness (unless waived) shall meet at the start of each day of testing to review planned activities, and shall meet at the end of each day of testing to review test results and summary of anomalies.

28.	The Contractor shall provide all instruments, tools, manpower and services necessary to execute Test Procedures except as identified as Customer obligation (for RAN#6through RAN#9, the Contractor shall provide on-site supervision, while the Customer shall provide all instruments, tools, manpower and services necessary to execute Test Procedures).

29.	The Contractor shall generate a Test Data Sheet during execution of each Test Procedure, verifying the results of each step, recording measured data as indicated, recording all anomalies whether related to the test or incidental to the test (e.g., an unrelated alarm during a traffic test), and assigning a Test Result.

30.	In event that minor errors are found in a Test Procedure during execution, the Test Procedure shall be marked up with corrections and such corrections initialed by Contractor Test Manager and Customer witness (unless waived), the correction will be noted in the Test Data Sheet, and such errors shall not prevent continuation or passing of the test.

31.	The Contractor Test Manager and Customer shall agree on the Test Result for each Test Procedure.

32.	A Test Procedure shall be assigned a Test Result of Pass, Pass with Exception, or Fail, as follows: Pass – the objective of the test is fully met with no related anomalies.

Pass with Exception – the primary objective of the test is met with related anomaly observed that will require further investigation or correction.

Fail – the primary objective of the test is not met.

33.	A Test Procedure shall not Fail in case of an incidental problem, nevertheless the test campaign might be deemed to fail if the problem is sufficiently critical even if all Test Procedures pass.

34.	The Customer shall empower one witness with authority to agree the result of each Test Procedure as it is conducted.

35.	The Contractor Test Manager and nominated Customer witness shall initial each Test Data Sheet upon completion of the applicable Test Procedure to confirm its accuracy and result.

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36.	In the event that analysis of collected data or some observation is required to assign a Test Result, assignment of the Test Result shall be deferred until such analysis is complete to Customer satisfaction.

37.	In event of incidental anomaly, the nominated Customer witness shall have authority to instruct that a Test Procedure be repeated to confirm the anomaly is unrelated.

38.	Incidental anomalies that occur between tests (for example, over night) shall have the same weight as anomalies detected during test execution, except they shall not apply to a particular test.

39.	The nominated Customer witness shall have authority to suspend test execution in event of excessive failures or a blocking problem.

40.	Customer waiving of rights to witness a given test shall not reduce the Customer rights to review and approve all Test Results.

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

Test Campaign Results and Rerun

41. The Contractor and Customer shall mutually agree the assignment of problems to the following categories (this listing is intended to be representative rather than comprehensive):

a. Category I – Non-compliance that would prevent service operation including:

i.	System outage including crash or failure of automatic redundancy mechanisms.

ii.	Pervasive or extended (i.e., not momentary) service unavailability or degradation.

iii.	Sustained loss of operations visibility or control.

iv.	Poor user perception of performance due to specification non-compliance.

v.	Missing site deliverables including spares.

vi.	Missing key power and link parameters.

vii.	Inability to track and maintain service using the constellation per GOCC instructions.

b. Category II – Non-compliance that does not prevent service operation including:

i.	Non-critical requirement non-compliance

ii.	Problem that is infrequent and automatically recovered, and is not perceptible by users or provides a minor inconvenience.

iii.	Problem that occurs rarely and can be quickly recovered by operator, and is not perceptible by users or provides a minor inconvenience.

c. Category III – Other anomalies including:

i.	Problem that is not reproducible.

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ii.	Problem that can be overcome by configuration change and not requiring implementation change.

iii.	Problem that is not related to and does not affect a system requirement.

iv.	Problem can be overcome with a procedural change.

v.	Problem that is cosmetic in nature.

42.	Upon completion or suspension the test execution, the Contractor and Customer shall mutually agree the overall result of the acceptance test campaign:

Pass – all tests were completed with no Category I problems (whether related or incidental to the testing).

Fail – testing was suspended or exposed Category I problems.

43.	In case of Fail, the Contractor shall correct all Category I problems, shall correct or provide a resolution plan for all Category II problems, and shall rerun the applicable tests as well as any other tests that might be affected by the specific corrections applied in order to pass the milestone and proceed to the next phase.

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

44.	The Customer shall have the right to review and approve the set of tests to be rerun, and shall retain the same rights to witness, review and approve rerun test results as for the first run.

Test Reports

45.	The Contractor shall deliver Test Reports for each test campaign, consistent with Section 7.

46.	Test Reports shall for each Test Procedure include the initialed Test Data Sheet, initialed marked up Test Procedures, referenced analyses in case of a requirement verified by Analysis, results of any investigative analyses in case of a requirement verified by Test.

47.	Test Reports shall provide a consolidated list of problem reports, including both related and incidental anomalies, and resolution plan for each anomaly.

6.2 FIRST ARTICLE FACTORY ACCEPTANCE TEST (FAT)

Test Campaign Purpose

48.	The purpose of FAT shall be to provide a type verification of implementation requirements that will be representative of all sites such that those requirements need not be verified at each RAN site, or to enable such on-site verification to emphasize site deliverables, site integration, and site operation with other production systems such as the constellation, core network, and terminals.

49.	All requirements that require special controlled test conditions or equipment not available at the deployed sites, or that require a combination of analyses and test data, shall be allocated to the FAT campaign by the VCRM.

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50.	Functional requirements and error scenario requirements that do not vary from site to site shall be allocated to the FAT campaign by the VCRM.

51.	Underpinning requirements that enable service shall be verified at FAT; however, the end-to-end service requirements shall be allocated to SYSAT.

Test Location and Duration

52.	The FAT shall be conducted at the Contractor facility in Maryland.

53.	Certain bench level tests (such as modem performance) requiring extended collection and analysis of data shall be performed prior to FAT execution and results of such analysis provided for FAT - the Customer shall have the same right of review and approval of bench level tests as for other tests.

54.	The FAT shall be planned for two weeks duration including stability test and exclusive of any preceding bench level tests.

Test Configuration

55.	The Contractor shall conduct RAN FAT using representative configurations that permit the test objective to be met.

56.	The following test equipment shall be used during FAT:

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

Deliverable RAN configuration, either site 2 or site 3 RAN equipment to be agreed, other than for outside agency testing, bench level testing, or testing at a subsystem level that would require dismantling of such configuration

Customer-furnished core network equipment or access via VPN to core network equipment not located at Contractor’s site, compliant with the RAN-CN ICD (Customer responsible for ensuring configuration, reliability and operation of such equipment)—note that connectivity of this equipment to public networks is CFE.

Customer-furnished satellite simulator to provide UT access through simulated RFT inputs to the RAN with representative delay and doppler, with scripts to simulate representative constellation operation, capable for extended operation during extended stability testing, compliant with applicable parts of the RAN-RFT ICD, and capable of supporting GW-GW handover testing.

Customer-furnished GOCC file feed consistent with satellite simulator operation, representative of the actual field GOCC operation, and compliant with the RAN-GOCC ICD.

Prototype or Evaluation Platform UTS equipment as appropriate, with necessary Contractor-furnished RTDM scripts to exercise RAN functionality—note that it is not an objective of these scripts or test campaign to test the Core Network equipment. The simulated location of UTS equipment shall be fixed at some position (this is not an aeronautical simulator). UTS equipment will employ canned scripts for traffic—no voice coder will be provided.

Contractor furnished LAN signaling generator to allow loading of signaling handling capacity of an RNC thread above the modem level.

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Subset of RAN equipment to enable GW-GW handover testing at a radio level—such factory testing shall not necessarily model a second RAN all the way to the Core Network.

Contractor furnished commercial SNMP manager to exercise external SNMP interface.

Contractor furnished off-the-shelf test tools such as spectrum and protocol analyzers, calibrated as applicable.

Specific Test Methodology Items

57.	FAT shall include a RAN stability test of 72 hours duration, and including continuous operation with the GOCC interface, satellite constellation interface, core network interface, bidirectional traffic exchange with small quantity of UTS equipment, and background signaling load exchange with a LAN signaling generator.

58.	Capacity testing shall be conducted on a thread basis and extrapolated to like threads. A LAN signaling generator shall be used to verify certain capacities including sessions per second and total sessions (e.g., handover rates).

59.	Automatic redundancy tests shall be conducted in presence of UTS traffic.

60.	Environmental tests and interface compliance verification shall rely on vendor data and past results where available.

61.	Bench level or other special test configurations shall be employed as necessary for modem performance tests, high penetration alerting performance tests, diversity tests, and latency and jitter tests.

62.	FAT shall test limited expansion scenarios (e.g., addition of traffic capacity at a minimal step).

63.	All Quality of Service handling requirements shall be assigned and tested at FAT.

6.3 RAN SITE ACCEPTANCE TESTING (SAT)

Test Campaign Purpose

64.	The purpose of SAT shall be to verify that the contracted equipment has been delivered and integrated and is ready for over-air testing at each given site.

Test Location and Duration

65.	SAT shall be conducted standalone at each RAN site, without satellite and UTS access or simulation.

66.	SAT shall be planned for 3 days duration.

67.	The Customer shall ensure 24 hour daily Contractor access to the site during SAT, subject to the conditions for access as given in section 8.1.

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Test Configuration

68.	The following equipment shall be used for SAT at each site: Deliverable RAN including deliverable site spares.

Customer-furnished core network equipment compliant with the RAN-CN ICD. The Customer shall be responsible to ensure the configuration, reliability and operation of such equipment during SAT. The Customer shall be responsible for connectivity to and integration with public networks as applicable.

Customer-furnished RFTs compliant with the RAN-RFT ICD.

Customer-furnished GOCC compliant with the RAN-GOCC ICD.

Customer-furnished external SNMP manager.

Customer furnished web browser client to connect with Element Manager Server in the RAN.

Customer-furnished facilities including all utility service.

Specific Test Methodology Items

69.	SAT shall include a RAN stability test of 48 hours duration with connectivity to the Core Network (standard idle signaling), GOCC (constellation configuration file feed as per operation), SNMP (MIB access), and RFT interfaces (connectivity only, no radio channels transmitted or received).

70.	SAT shall verify all deliverable quantities by Inspection including spares.

71.	RAN startup and configuration shall be tested during SAT.

72.	Fault management not dependent on traffic shall be tested during FAT, including exercise of redundancy scenarios and trap forwarding to an external SNMP manager.

6.4 RAN OVER AIR TEST (OAT)

Test Campaign Purpose

73.	The Contractor shall conduct a RAN First Over-Air integration Test at the first RAN site following SAT and before SYSAT.

74.	The purpose of OAT shall be to integrate and exercise the system so as to be ready for SYSAT.

Test Location and Duration

75.	The First RAN OAT shall be a Contractor internal (i.e., non-acceptance) campaign and the Customer shall have the right to witness the testing and review results without interfering.

76.	For RAN#2 - #5, a Secondary OAT performed by the Contractor, witnessed by the Customer, shall be conducted to complete the acceptance of each RAN # 2 - #5. For RANs #6 - #9 a Secondary OAT performed by the Customer, under the supervision of the Contractor, shall be conducted to complete the acceptance of each RAN #6 - #9.

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77.	The Contractor shall deliver necessary test plans and procedures from the RAN First OAT to enable the Customer to execute that integration testing at the other sites.

78.	The Customer shall ensure 24x7 Contractor access to the RAN site during the RAN First OAT, subject to the conditions for access as given in section 8.1.

79.	The duration of OAT shall be determined after integration planning, but is anticipated to take a number of weeks.

Test Configuration

80.	OAT shall integrate the following equipment:

a.	Deliverable RAN.

b.	Customer furnished Core Network equipment (Customer responsible for ensuring configuration, reliability and operation of such equipment, for connectivity to and integration with terrestrial networks, and for any terrestrial network usage tarrifs during OAT)

c.	Customer furnished RFTs.

d.	Customer furnished satellite constellation.

e.	Customer furnished GOCC and GOCC connectivity, also including feed of satellite constellation information and service area definitions

Test user terminal equipment.

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6.5 SYSTEM ACCEPTANCE TESTS (SYSAT)

Test Campaign Purpose

81.	The purpose of SYSAT shall be to verify end-to-end contract requirements using the integrated system to be placed into production and test terminals.

82.	SYSAT shall demonstrate end-to-end traffic scenarios, service continuity under constellation operation, and operations scenarios.

Test Location and Duration

83.	The Contractor shall conduct the SYSAT at one RAN site that has completed SAT.

84.	The Contractor shall conduct the SYSAT using appropriate furnished test UT equipment at four locations within the service area of the selected RAN, one of those locations being the RAN site, and the other three being readily accessible locations with local amenities available.

85.	The SYSAT shall be planned for one week duration including stability test.

86.	The Customer shall ensure 24 hour daily Contractor access to the RAN site during SYSAT, subject to the conditions for access as given in section 8.1..

Test Configuration

87.	The following equipment shall be used for SYSAT: Delivered RAN that has completed SAT

Integrated Customer furnished site equipment including facility, RFTs, Core Network equipment with terrestrial connectivity, and connectivity to the GOCC. The Customer shall be responsible for any terrestrial network usage tarrifs during SYSAT.

Customer furnished GOCC providing configuration feed matching constellation operation, and configuration of service areas.

Appropriate test UT equipment

Customer-furnished access to and operation of equipment necessary for E.911 and legal interception testing.

Specific Test Methodology Notes

88.	SYSAT shall include a system reliability test of at least 72 hours duration including traffic flow from UT test equipment to core network through the RAN and over the satellite constellation, but shall not include system load testing beyond the capabilities of the given UTs to load channels.

89.	Other non-disruptive SYSAT tests shall be conducted concurrent with the system reliability test, including traffic and operations scenarios.

90.	SYSAT shall include tests of RAN automatic fault detection and redundancy in presence of ongoing traffic.

91.	The RAN and UTS shall enable SYSAT to be conducted one site at a time without interfering with service of production UTs operating through other already commissioned sites.

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92.	Demonstration of applications in SYSAT shall be constrained to capabilities of the test UT equipment and Core Network equipment (e.g., push-to-talk might not be provided as an application, 1Mbps forward operation would be tested only in case a 1Mbps capable terminal is provided).

93.	Quality of service tests shall be conducted at a functional (i.e., non-parametric) level during SYSAT.

94.	Although SYSAT shall be conducted using the integrated system, the Contractor shall only be responsible for the integration, performance and operation of Contractor deliverables during this test campaign.

6.6 CUSTOMER WITNESS UTS TESTING CAMPAIGNS

6.6.1 UTS Factory Acceptance Test (UTSFAT)

1.	The Contractor shall produce a UTSFAT Plan and Procedures and deliver to the Customer as per Table 7-2.

2.	The Contractor shall perform the UTSFAT at Contractor facilities. UTSFAT is intended to validate the Satellite Air Interface Chip and the RTDM Test Tool deliverables. The Evaluation Platform is a tool by which these validations can be performed.

3.	The Contractor shall conduct the UTSFAT using representative configurations that permit the test objective to be met.

4.	The UTSFAT shall verify requirements that are allocated to UTSFAT in the VCRM.

5.	The Customer will nominate one member within the witnessing party to have final responsibility for determining whether the tested UTS has completed UTSFAT in accordance with the criteria defined by this SOW.

6.	The Customer representative will have the authority to either instruct that a test be repeated or fail the UTSFAT in the case of failures. Customer and Contractor shall work together to determine which failures require a retest and which failures do not on a case-by-case basis.

7.	The Contractor shall deliver a final UTSFAT Test Report to the Customer within three weeks of UTSFAT completion.

6.6.2 UTS Acceptance (UTSA)

1.	The Contractor shall produce a UTS Acceptance Plan and Procedures and deliver to the Customer as per Table 7-2.

2.	The Contractor shall perform the UTS Acceptance at the RAN SySAT site. UTS Acceptance is intended to validate the Satellite Air Interface Chip and the RTDM Test Tool deliverables. The Evaluation Platform is a tool by which these validations can be performed.

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3.	The UTS Acceptance shall verify requirements that are allocated to UTS Acceptance in the VCRM.

4.	The Customer will nominate one member within the witnessing party to have final responsibility for determining whether the tested system has completed UTS Acceptance in accordance with the criteria defined by this SOW.

5.	The Customer representative will have the authority to either instruct that a test be repeated or fail the UTS Acceptance in the case of failures. Customer and Contractor shall work together to determine which failures require a retest and which failures do not on a case-by-case basis.

6.	The Contractor shall deliver a final UTS Acceptance Test Report to the Customer within three weeks of UTS Acceptance completion.

6.7 UTS INTERNAL TESTING CAMPAIGNS

6.7.1 UTS System Validation Testing (SVT)

1.	The Contractor shall be responsible for developing a test campaign aimed at verifying correct operation of the UTS equipment. UTS SVT is intended to validate the Satellite Air Interface Chip and the RTDM Test Tool deliverables. The Evaluation Platform is a tool by which these validations can be performed.

2.	This testing shall be conducted in-house using test equipment that is the responsibility of the Contractor. Components of the RAN can be used as part of the test equipment.

3.	UTS SVT shall be a Contractor internal campaign and the Customer has the right to witness and review results without interfering.

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

7.0 DELIVERABLE DOCUMENTATION

1.	The Contractor shall deliver all documentation listed in Table 7-1 and Table 7-2.

2.	The Contractor shall deliver one electronic version of each document, delivered via E-mail, ftp, or CD ROM, as appropriate. The PO is responsible for the identification, scheduling, control, preparation, reproduction, inspection, and delivery of documents.

3.	Customer has 15 working days to review and comment on the documents. Contractor shall review and respond to Customer’s comments on the documents in 10 working days.

4.	The Contractor shall deliver documentation to Customer at Offices in Milpitas, California.

5.	The Contractor delivered documents shall be written in English.

Table 7-1. Deliverable Documentation

	Contractor		Delivery Schedule
No.	Document	Comments	Draft 1	Draft 2	Final
1.	Program Management Plan (PMP)	Incorporates Overall Project Schedule (may be separated for each phase)	N/A	N/A	KO review
2.	Product Assurance Plan (PAP)	Incorporates the overall quality assurance procedures (may be separated for each phase). Contains process descriptions of the Hardware Design Plan and Software Design Plan	N/A	N/A	KO review
3.	Warranty and Maintenance Plan	Maintenance plan for the equipment and network (may be separated for each phase)	Second Draft at CDR	N/A	2 weeks after SySAT (if changed)
4.	Monthly Progress Report	Statement of project progress.	N/A	N/A	Monthly
5.	Milestone Review Meeting Minutes	Records the points raised at the review meeting	N/A	N/A	5 days after each meeting
6.	Overall System Test Plan	Details the overall test approach, phases, segment acceptance test plans and the requirements mapping to the acceptance test plans.	2 weeks prior to PDR	To weeks prior to CDR	Two weeks after CDR (if changed)
7.	VCRM	Allocation of requirements to test phases	2 weeks prior to PDR	2 weeks prior to CDR	EDC+23 months
8.	External Interface Control Document (ICD)	Interface definition between Work subsystems and CFE.	2 weeks prior to PDR	2 weeks prior to CDR	2 weeks after CDR (if changed)

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

Table 7-1. Deliverable Documentation

	Contractor		Delivery Schedule
No.	Document	Comments	Draft 1	Draft 2	Final
9.	Facilities Requirement Specification(s)	Outlines the infrastructure required for delivery of equipment into the site.	EDC + 3 months	2 weeks prior to PDR	After Final Site Survey is complete + 4 weeks ( EDC+31 months )
10.	System Design Document	System design documents	2 weeks prior to PDR	2 weeks prior to CDR	2 weeks after CDR (if changed)
11.	RAN Segment Design Document	Segment Design Document	2 weeks prior to PDR	2 weeks prior to CDR	2 weeks after CDR (if changed)
12.	RAN Dependencies Document	Defines the Contractor’s Dependencies on the Customer with required availability dates	KOR (and released monthly thereafter)	Major Review at PDR	Major Review at CDR
13.	RAN Factory Acceptance Test Plan	This document is equivalent to the Customer defined First Article/Design Verification Test Procedure (DVTP), per RFP document GS-071199, Section 3.4.1	2 weeks prior to CDR	N/A	1 month prior to RAN FAT (if changed)
14.	Site Acceptance Test Plan	Defines the overall approach the Contractor shall take to the SAT for all sites	2 weeks prior to CDR	N/A	1 month prior to SAT (If changed)
15.	RAN Factory Acceptance Test Procedures	Defines the overall approach the Contractor shall take to the FAT test for all sites	2 months prior to RAN FAT	2 weeks prior to RAN FAT Readiness Review	Prior to RAN FAT (if changed)
16.	Site Acceptance Test Procedures	Details the procedures that shall be executed during the SAT	2 months prior to SAT	2 weeks prior to SAT Readiness Review	Prior to SAT (if changed)
17.	Training Materials	Instructions of the scope of the training to be given to operations staff for all RAN subsystems	1 month prior to delivery of course	N/A	1 week prior to delivery of course (if changed)
18.	Site Installation Document	Details the installation and configuration details for each site	N/A	SAT Readiness Review	1 week after SAT Readiness Review (if changed)

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Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

Table 7-1. Deliverable Documentation

	Contractor		Delivery Schedule
No.	Document	Comments	Draft 1	Draft 2	Final
19.	RAN FAT Readiness Report	Details the results of the RAN FAT Readiness Review.	N/A	RAN FAT Readiness Review	1 week after RAN FAT Readiness Review (if changed)
20.	SAT Readiness Report	Details the results of the SAT Readiness Review.	N/A	SAT Readiness Review	1 week after SAT Readiness Review (if changed)
21.	RAN FAT Test Report	Details the results of FAT and the outstanding FAT specific punch list/agreed closure plans	N/A	N/A	3 weeks after RAN FAT
22.	SAT Test Report (including site configuration report )	Details the results of SAT and the outstanding SAT specific punch list/agreed closure plans. A SAT Report shall be written for each site.	N/A	N/A	3 weeks after SAT
23.	Install and Maintenance Manual(s), including “AS BUILT” documents specific to each site	Installation and maintenance procedures and instructions	2 weeks prior to SAT	N/A	2 weeks after SAT (if changed)
24.	Operator Manual(s)	Operating and user instructions for the Work Subsystems	2 weeks prior to SySAT	N/A	2 week after SySAT (if changed)
25.	Site Survey Report	Results of Contractor review the site facility	N/A	N/A	2 weeks after site survey
26.	Annual Warranty Report	Summary of warranty activities and services provided over the last 12 month period	N/A	N/A	End of 12 month Warranty period
27.	System Acceptance Test Plan	System acceptance test plan	2 weeks prior to CDR	N/A	1 month prior to SySAT (if changed)
28.	System Acceptance Test Procedures	System acceptance test procedures	2 months prior to SySAT	2 weeks prior to SySAT	Prior to SySAT (if changed)
29.	System Acceptance Readiness Report	System Acceptance Test Readiness Report	N/A	N/A	1 week after SySAT Readiness Review (if changed)
30.	SySAT Test Report	Results of the system acceptance testing.	N/A	N/A	3 weeks after SySAT

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

Table 7-1. Deliverable Documentation

	Contractor		Delivery Schedule
No.	Document	Comments	Draft 1	Draft 2	Final
31.	Secondary SAT Plan and Procedures	SAT Plan and Procedures for RANs #2 - #9	2 weeks prior to Secondary SAT	N/A	Prior to Secondary SAT (if changed)
32.	Secondary SAT Test Report	Details the results of the Secondary SAT (for Sites # 2 - #9).	N/A	N/A	3 weeks after Secondary SAT
33.	Secondary OAT Plan and Procedures	OAT Plan and Procedures for RANs #2 - #9	1 month prior to Secondary OAT	N/A	Prior to Secondary OAT (if changed)
34.	Secondary OAT Test Report	Details the results of Secondary OAT and the outstanding OAT specific punch list/agreed closure plans.	N/A	N/A	3 weeks after Secondary OAT
35	Software Design Qualification Plan	Contractor shall provide their software design qualification plan	N/A	N/A	2 months after CDR

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Table 7-2. UTS Specific Deliverable Documentation

	Contractor		Delivery Schedule
No.	Document	Comments	Draft 1	Draft 2	Final
1.	UTS Requirements Spreadsheet/Datab ase	Include traceability to Contract Requirements	2 weeks prior to PDR	N/A	4 weeks after CDR
2.	UTS High Level Design and Interface Control Documents	To define the high level design of all subsystems within the UTS and define the external interfaces	2 weeks prior to PDR [Bob to check dates—ok ?]	2 weeks prior to CDR	4 weeks after CDR
3.	RTDM User’s Guide	User’s guide	PDR	CDR	UTSFA
4.	UTS Comprehensive Test Plan	Describes all test phases for the UTS equipment.	2 weeks prior to PDR	N/A	4 weeks after to PDR
5.	UTS Factory Acceptance Test Plan and Procedures	Plan for the UTS Factory Acceptance Test (UTSFAT)	2 weeks prior to CDR	N/A	4 weeks prior to UTSFAT
6.	UTS Factory Acceptance Test Results	Results for UTSFAT	N/A	N/A	2 weeks after UTSFAT
7.	UTS Final Acceptance Plan and Procedures	Plan for the UTS Factory Acceptance (UTSFA)	2 weeks prior to CDR	N/A	2 weeks prior to UTSFA

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

Table 7-2. UTS Specific Deliverable Documentation

	Contractor		Delivery Schedule
No.	Document	Comments	Draft 1	Draft 2	Final
8.	UTS Final Acceptance Results	Report showing how all contractual requirements are retired	N/A	N/A	2 weeks after UTSFA
9.	UTS External Requirements document	To be mutually generated and agreed to by contractor and customer. This includes the NAS-AS ICD.	KOR	2 months after KOR	2 weeks after PDR
10.	RTDM to UT ICD	Defines messages from RTDM to/from a third- party UT.	2 weeks before PDR	2 weeks after PDR	CDR

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8.0 CUSTOMER RESPONSIBILITIES

8.1 SITE FACILITIES

1. The Customer will be responsible for provisioning of the site facilities covering the following:

a.	Equipment Room layout drawings (the Contractor shall use these to develop Site Installation Documents)

b.	All civil works including communications building, shelter foundations

c.	Cable trays to CFE equipment connections

d.	Signal and safety grounding system in all facilities at less than 5 ohms to ground

e.	All fees and taxes associated with site construction

f.	Confirmation of prime power availability prior to beneficial occupancy

g.	Utility power availability at start of equipment installation

h.	Facility heating, cooling, and air filtering

i.	Access road to site for vehicles and trucks

j.	Site security

k.	Site access twenty-four (24) hours per day, seven (7) days per week upon Contractor’s request made to Globalstar’s PM at least 24 hours in advance. Access will be permitted provided that the Contractor adheres to the normal access restrictions required by the Customer Security Office and all Government and local authority regulations are followed.

l.	Sanitary facilities at the start of equipment installation

m.	Trash removal service

n.	Telephone ,facsimile facilities (local and international access) and internet access available at the start of and during hardware installation

o.	Site cleanup after installation

p.	Supply and install fire suppression equipment and systems

8-1

q.	Supply and install UPS power equipment including generators, batteries, inverters, controls, monitors, distribution panels, circuit breakers, and cables per Contractor performance specifications

r.	Customer shall be responsible for the provision of all interconnection links between the sites.

s.	Customer shall be responsible for provision of onsite offices, electrical power, telephone, and data communication facilities for Contractor reasonable use at each and every site.

t.	Uninterruptible -48 VDC and 120 VAC 60 Hz power.

8.2 EXTERNAL CONNECTIVITY

1.	The Customer will be responsible for provision and maintenance of operational Internet Services interconnections and interfaces to the Contractor deliverables as required.

2.	The Customer will make interfaces available to the Contractor two weeks in advance of SAT.

3.	The Customer will ensure interfaces are compliant with Contractor requirements and are fully serviceable and operational. The Contractor shall not be responsible for program delays associated with lack or loss of any interface during the execution of the program.

4.	All inter-site (GDN) connection facilities, including onsite routers, cabling, and data transport as required.

8.3 CFE MANAGEMENT

1.	The Customer will be responsible for CFE vendor management.

2.	The Customer will ensure CFE vendors provide support for the duration of the Work.

3.	Contractor shall request in writing to the Customer seeking permission to use customer’s CFE third party Intellectual Property (IP) Rights that are deemed necessary for the Work system by the Contractor. Such requests must be made 90 days in advance and may or may not be granted. Customer shall indemnify Contractor against any claims by these IP license holders for use of this IP in the Work system.

4.	The Customer will lead any necessary meetings between Contractor and CFE vendor ensuring CFE vendor delivers support and input required to configure and test the Work per the schedule detailed in Section 3.

5.	The Customer will be solely responsible for any costs associated with any applicable import taxes, duties and customs that may be required to import equipment into each country. The Contractor shall be responsible for any Contractor owned equipment importation whether on a permanent or temporary basis.
8-2

8.4 INTEGRATION AND TEST SUPPORT

1.	The Customer shall be responsible for provision of test equipment excluding contractor supplied unique test equipment that are not part of the Work deliverables in support of installation, commissioning, and testing of the Contractor deliverables in the field. The required test equipment will be detailed in the Dependencies Document. The Customer will provide Satellite Simulators for Contractor use in the Contractor test facility

2.	The Customer will be responsible for provision of suitably qualified personnel to witness test campaigns at the Milpitas RAN Test Bed and RAN #1 through #5 sites. Test campaigns shall not be delayed if Customer personnel are not available at the these sites. If a test campaign cannot be witnessed by Customer personnel at these sites, Contractor shall continue to execute the tests and provide test results to the Customer.

3.	The Customer will be responsible for providing required satellite resource for the test campaigns.

8.5 GOVERNMENTAL LICENSES, PERMITS AND FEES

1.	The Customer will be responsible for coordination of the frequency plans required to test and operate the system.

2.	The Customer will provide reasonable assistance to the Contractor for obtaining business visas (not work permits) for Contractor employees to travel to the Work countries.

8.6 SIMULATORS AND EMULATORS

The Customer shall furnish various simulators and emulators for the RAN as per the Table below:

No	Simulator Description	Responsibility	Availability	Comment
1	UT Deliverable Items (items 1 and 2 in section 8.7 below) for end-to- end functional/service tests and 1 Mbps in the forward link	CFE	To be mutually agreed by Technical Interchange Review Meeting (to be held by 31 October, 2009)	Customer shall supply 80 IMS clients and 80 Vocoder implementation(s).
2	Satellite Simulator = Channel + Satellite + Beams/RFT/IF	CFE	EDC + 23 months	Contractor to provide requirements by KOR
3	GOCC files and ftp interface for GOCC	CFE	EDC + 23 months	Test the GOCC interface and provide GOCC files
4	Core Network Equipment or CFE connectivity to CFE Core Network Equipment	CFE	EDC + 18 months	COTS equipment – IuPS Rel 7.x.y
5	Time & Frequency Unit (TFU) which is a GPS based Timing Unit	CFE	EDC + 23 months	Same as those provided at RAN sites

8.7 UTS REQUIREMENTS

1.	Vocoder implementation external to the Evaluation Platform.

2.	IMS client external to the Evaluation Platform.

3.	SIMs for access to the Globalstar network.

4.	User Terminal antennas for over the air testing.

8.8 OTHER

1. The Customer shall provide the following documents (or of equivalent scope) by KOR to enable the Contractor to work on the System Design:

a. Radio Frequency Terminal (RFT) Interface Control Document (ICD)

b. Globalstar Satellite Parameters as specified in the Resource Allocation Instructions (RAI) file

c. GOCC ICD

2. A final list of the required Customer Furnished Documentation shall be presented by the Contractor at the KOR and stated in the Dependencies Document.

8-3

9.0 CONTRACTOR TEST FACILITIES

1.	The Contractor shall be responsible for provision and maintenance of a RAN representative test facility at Contractor facilities in Maryland, USA.

2.	The Contractor shall be responsible for all the simulation and test tools required for RAN and Evaluation Platform testing. Note that the Satellite Simulators will be provided and maintained by the Customer.

3.	The Customer will be permitted access to the Contractor test facility in accordance with Section 2.6 and 2.7 of this SOW. Access will be permitted provided that the Customer adheres to the normal access restrictions required by the Customer Security Office and all Export Control regulations are followed.
9-1

Globalstar RAN & UTS Exhibit A - SOW

H36750 (01/13)

10.0 WARRANTY AND SUPPORT PERIODS

10.1 WARRANTY SUPPORT PERIOD FOR RAN

1. The Contractor shall provide a standard warranty service for one (1) year (the Initial Warranty Period).

2. The Initial Warranty Period commences as follows:

a)	The Software Maintenance & Support Services Period for all RANs shall begin at SySAT +60 days.

b)	The Hardware Warranty Period for each RAN shall begin at SySAT + 60 days for RAN#1 and at OAT + 30 days for RAN#2- #9.

For Test Bed RAN (Milpitas), the hardware Warranty Period shall commence upon completion of SySAT at RAN#1 (Clifton).

3. If Customer exercises the annual extended warranty option referenced in Article 30 of the Contract the first extended warranty period shall commence as follows:

a)	The extended annual Software Maintenance & Support Services Period for all RANs shall commence at the end of the Initial Warranty Period specified in para 2(a) above.

b)	The extended annual Hardware Warranty Period for any RAN shall begin at the end of the Initial Warranty Period for each RAN as defined in para 2 (b) above. At Customer’s option, the first extended Hardware Warranty Period for any RAN may be 11 months or less, in order to synchronize the dates of Hardware Warranty Period for all RANs.

10.2 WARRANTY SUPPORT PERIODS FOR UTS

1.	The Contractor shall provide a warranty in respect of the UTS in accordance with Article 9 of the Contract for a period of one (1) year from Final Acceptance of User Terminal Subsystem. The Contractor shall provide a warranty in respect of the design of the UTS in accordance with Article 9 of the Contract for a period of one (1) year from Final Acceptance of User Terminal Subsystem.

2.	The Contractor shall provide a hardware warranty in respect of the production Satellite Air Interface Chips for a period of one (1) year from delivery of the relevant units.

10-1

11.0 TRAINING

11.1 TRAINING REQUIREMENTS

1.	The Contractor shall develop and conduct a flexible training program that shall provide the Customer with the knowledge and skill to operate the system through its operational life.

2.	The Contractor shall develop a Training Plan.

3.	The Contractor training shall be offered to the Customer’s trainers at three levels as defined in Section 2 item 15.

4.	The Contractor shall ensure that all training courses are conducted by a qualified expert in the subject matter and that the instructor is fluent in English.

5.	The Contractor shall offer On the Job Training (OJT) at Milpitas Test Lab and RAN #1 sites.

11.2 TRAINING PROGRAM

11.2.1 Theoretical and Practical Training Courses

Figure 11-1. Training Courses

1. The Contractor shall provide training courses to meet the varied needs of the program operation and support personnel at the site. The purpose of this training is to “train the trainer”, in other words, these courses shall be designed to meet the objective of training personnel who will in turn propogate the knowledge. The multiple course offering shall include:

a.	System Overview Training: This course shall provide a general system overview for all personnel. This training course is purely theoretical in nature and is designed to be taught in the classroom setting. This course shall be designed for a maximum of 15 students.
b.	Operation and Maintenance Training: This course provides first and second line maintenance of Contractor deliverables. Some of the specific topics to be covered in this course are Configuration Management, QoS, error management, daily operations and maintenance information, etc. Classroom sessions and hands-on exercises shall be conducted. Equipment operating manuals shall be used during this training. This course shall be designed for a maximum of 15 students.
11-1

c. Engineering: This course expands the Operation and Maintenance capabilities to provide enhanced system knowledge for technical support personnel. This training focuses on enhanced troubleshooting, and software maintenance. This course shall be designed for a maximum of 15 students.

2.	The Contractor shall provide one (1) System Overview Training Course, one (1) Operation and Maintenance Training course and one (1) Engineering Course.

3.	The Contractor shall provide additional training courses on request, at the prices and conditions defined in Exhibit F.

4.	The Contractor shall offer training courses at Contractor facilities in Maryland, USA.

11.2.2 Training Materials

1.	The Contractor shall provide training materials in both printed and electronic formats as per Table 7-1 in advance of each course, and materials shall be reviewed at the start of each training course.

2.	Training materials shall be written in English.

3.	The Contractor shall supply operating manuals where necessary.

4.	The Contractor shall maintain Training Records for each student and shall supply the Customer PM with a course report for each student.

5.	The Contractor shall provide visual aids such as overhead projectors and white boards.

6.	The Contract shall grant Customer permit to reproduce the training material and distribute it internally without any additional charges or licensing fees.
11-2

12.0 CN009 IMSI BASED ACCESS CONTROL

1.	Contractor shall design, integrate, and test IMSI based access control design modification in accordance with the technical specifications defined in Section 3.2.4.4 of Exhibit B2.

2.	Contractor shall conduct a Design Review (CN009DR) with Customer at EDA + 6 Months. CN009DR will be conducted at Contractor facilities in Maryland and shall not exceed two (2) working days. The CN009DR can be conducted via teleconference at the request of Customer.

3.	Contractor shall support three Technical Interchange Meetings with the Customer (one at EDA + 3 Months, one at EDA + 12 Months and one at EDA + 15 Months).

4.	Design Requirements shall be reviewed at the first TIM to be conducted at EDA + 3 Months. CN009Acceptance Test Procedure shall be mutually agreed upon at EDA + 9 months.

5.	Contractor shall conduct a Factory Acceptance Test (CN009FAT) of the design modification at EDA + 38 Months (Oct, 2014). The CN009 FAT shall be conducted at Contractor facilities in Maryland and shall not exceed 2 working days.

6.	Meeting the FAT completion date of EDA + 38 Months is contingent upon delivery of fully functional CFE. Any delays and/or limitations in functional performance may impact EDA+38 Months.
12-1

13.0 ACRONYMS

Acronym	Definition
CAI	Common Air Interface
CDR	Critical Design Review
CDROM	Compact Disk

CN	Core Network
COTS	Commercial Off The Shelf
CS	Circuit Switched

DTMF	Dual Tone Multiple Frequency
DVTP	First Article/Design Verification Test Procedure
EDC	Effective Date of Contract
ETSI	European Telecommunication Standards Institute
FAT	Factory Acceptance Testing
FDM	Frequency Division Multiplex
FDR	Final Design Review

FPGA	Fixed Programmable Gate Array
FTP	File Transfer Protocol
GPRS	General Packet Radio System
GPS	Global Positioning System
RAN	Radio Access Network
HLR	Home Location Register
Hughes	Hughes Network Systems, LLC
IF	Intermediate Frequency
IP	Internet protocol
ISP	Internet Service Provider
kbps	Kilo-bits per second
kHz	Kilo-Hertz
KOR	Kick Off Review
LAN	Local Area Network
LLC	Logical Link Control
MAC	Medium Access Control
Mbps	Mega bits per second
MHz	Mega Hertz
MLS	Master Level Schedule
MM	Mobility Management
MMI	Man Machine Interface
MSS	Mobile Satellite System
MT	Mobile Terminal
MTBF	Mean Time Between Failure
MTTR	Mean Time to Repair
Work	RAN and UTS Deliverables under this contract
OAT	Over Air Testing
OEM	Original Equipment Manufacturer
OJT	On The Job Training
OSTP	Overall System Test Plan
PAP	Product Assurance Plan
PDR	Preliminary Design Review

13-1

Acronym	Definition
PDU	Protocol Data Unit
PLMN	Public Land Mobile Network
PM	Program Manager
PMP	Program Management Plan
PO	Program Office
PRACH	Packet Data Random Access Channel
PRR	Production Readiness Review
PS	Packet Switched
PSTN	Public Switched Telephone Network
PTT	PSTN Agency
RF	Radio Frequency
RMP	Risk Management Plan
RR	Readiness Review
RTDM	Remote Terminal Diagnostic Monitor
RX	Receive
SACCH	Slow Associated Channel
SAT	Site Acceptance Testing
SGSN	Serving GPRS Support Node
SI	System Information
SID	Site Installation Document
SIM	Subscriber Identity Module
SMS	Short Message Service
SNMP	Simple Network Management Protocol
SOW	Statement of Work
SVT	System Verification Testing
SySAT	System Acceptance Testing
TAC	Technical Assistance Center
TBC	To be confirmed
TBD	To be defined
TCP/IP	Transmission Control Protocol/Internet Protocol
TOD	Time Of Day
TX	Transmit
UDP	User Datagram Protocol
UT	User Terminal
UTSFA	User Terminal Subsystem Final Acceptance
VCRM	Verification Cross Reference Matrix
VLR	Visiting Location Register
VMS	Voice Mail System
WAN	Wide Area Network
WBS	Work Breakdown Structure
WPD	Work Package Description

13-2

H36750

RADIO ACCESS NETWORK (RAN)

AND USER TERMINAL SUBSYSTEM (UTS)

EXHIBIT C: PRICING SCHEDULE AND PAYMENT PLAN

Revision H

January 18, 2013

PROPRIETARY NOTICE

All rights reserved. This publication and its contents are proprietary to Hughes Network Systems, LLC. No part of this publication may be reproduced in any form or by any means without the written permission of Hughes Network Systems, LLC, 11717 Exploration Lane, Germantown, Maryland 20876.

HUGHES, HughesNet, IPoS, SPACEWAY, AIReach, Broadband Unbound, and Connect to the future are trademarks of Hughes Network Systems, LLC. All other trademarks are the property of their respective owners.

Copyright © 2009, 2010, 2011, 2012, 2013 Hughes Network Systems, LLC

1-2

REVISION HISTORY

Revision	Issue Date	Scope
A	05/1/2008	Contract version
B	06/16/2009	Contract amendment
C	08/28/2009	Contract amendment
D	03/24/2010	Contract amendment
E	11/4/2011	Contract amendment
F	2/1/2012	Contract amendment
G	9/4/2012	Contract amendment # 8
H	01/18/2013	Contract amendment # 9

1-3

TABLE OF CONTENTS

SECTION		PAGE
1.0	PRICE SCHEDULE	1-5
1.1	BASELINE RAN AND UTS	1-5
1.2	OPTIONS	1-6
1.3	TIME AND MATERIAL (T&M) RATE	1-7

2.0	PAYMENT MILESTONES AND PLAN	2-1

1-4

1.0 PRICE SCHEDULE

1.1	BASELINE RAN AND UTS

BASELINE

Line Item	Supplies/Services	Price (USD)
NON-RECURRING ENGINEERING (NRE)		$ [*]
1	RAN Non-Recurring Engineering (NRE);
Packet RAN, with Iu-PS Rel 7, 256 Kbps return bearer, 1 Mbps forward bearer
Delivery of One Test Gateway (incl. 12 mo. Warranty)
12 months warranty & maintenance for 9 RANs, incl. 1200 hours of engineering support;
Additional Engineering at T&M Rates
(Test UTs NRE and Delivery not included)
UTS Non-Recurring Engineering (NRE):
Satellite Air Interface Chip with Evaluation Platform
Remote Terminal Diagnostic & Monitoring (RTDM) Software Tool w/unlimited license
	12 months warranty & maintenance	$ [*]
2	Documentation and Program Reviews	Included
3	Operations and Maintenance Training	$ [*]
4	RAN and UTS NRE Additions	$ [*]
	Multi-country Legal Interception	$ [*]
	UT Diagnostic Feed	Included
	Per-User Forward Power Control	Included
	Multi-country certifications (Per SOW)	Included
	Support E.911 Calling without GPS	$ [*]
	9.6 kb/s bearer in Return Direction	Included
	Additional Diagnostics in RTDM (Spec - Exhibit B3)	$ [*]
	Gateway-to-Gateway Handover for handheld terminal (Delivery date 3 months after the later of RAN #2 OAT & Provisional Acceptance)	$ [*]
	SNMP Configuration MIB	Included
	RAN Diagnostic Specifications	Included

RECURRING		$ [*]
5	Build, delivery, installation, performance verification and testing of 9 RANS (including first article)
Each RAN equipped with 120 VEC or 480 Kb/s capacity, one FDM Channel (same FDM1 (1.25MHz) or FDM2 (2.5 MHz) in all RANs, as selected by SRR)
	Delivery Ex-Works Maryland, USA	$ [*]
	Design, build, delivery, installation, performance verification and testing of 9 RANs	$ [*]
	Credit for Customer performing Installation & Commissioning for RAN #6,#7,#8 & #9 (Contractor to provide on-site supervision only for installation, performance verification and testing)	$ [*]
6	Critical Spare Parts - located at each RAN Site	Included
7	Critical Spare Parts - located at Customer Depot	$ [*]
8	Manufacture of prototype & pre-production Satellite Air Interface Chips for delivery to Globalstar	$ [*]
9	Expansion of capacity from 120 VEC/480 Kbps to 200 VEC/800 Kbps in the same FDM channel; for all 9 RANs	$ [*]
	Expansion of capacity from 120 VEC/480 Kbps to 200 VEC/800 Kbps in the same FDM channel; for Laboratory RAN in Milpitas, CA.	$ [*]
10	CN006 Design Implementations	$ [*]
	Maximal Ratio Combining RTN	Included
	Configurability of Paging/Alerting Parameters	Included
	Turn on Additional FDM Channels based on Traffic Demand to conserve Satellite Power	Included
	RAN Limit CCE Transmit Power based on Type and Frequency	Included
	Disable Gateway RFT by Operator Command, overriding RAI	Included

Diagnostic Tools:

(a)    Display/Logging of Decoded Control Channel Information
(b)    Display and Log Measurements made by SAIC Hardware Accelerator
(c)    RTDM can selectively block Overhead Channels
(d)    RTDM Playback
(e)    Display Radio Resource Records

Included
	Alerting as an Optional Feature in SAIC	Included
	Increase Output Power of Evaluation Platform by 0.75dB	Included
	RAI Access Channel Issues to support Hot Spots	Included
	Operator Configurable Beam Boundary Definition per Satellite	Included
	Configurability of Frequency Search Algorithm	Included
	TOTAL CONTRACT PRICE	$101,375,420

1-5

1.2 OPTIONS

OPTIONS

Line Item	Supplies/Services	Price (USD)
1	Unit Price for Additional RANs up to Quantity 25 (Incl. 12 mo h/w Warranty)	$	[*]
Option Validity Period: EDC+73 months
2	Annual Extended Software Maintenance & Support (second year onwards) Includes RAN & RTDM Software
	Includes 1200 hours of engineering support (Ex-works) per year Additional engineering support available at T&M rates Start date as defined in Exhibit A, Independeent of number of RANs SOW as per Exhibit D (on-site support subject to T&M rates) Total price per year	$	[*]
Option Validity Period: EDC+102 months
3	Annual Extended Hardware Warranty per RAN Start date as defined in Exhibit A SOW as per Exhibit D (on-site support excluded)	$	[*]
Option Validity Period: EDC+86 months
4	Bridge Extended Hardware Warranty per RAN per Month
Available only in the first partial year of extended warranty period of each RAN
Start date as defined in Exhibit A
SOW as per Exhibit D (on-site support excluded)
Price per RAN per month (Monthly rate derived by dividing the prevailing option 3 price
	by 12 at the time of election)	$	[*]
Option Validity Period: concurrent with Option 3
5	Broadcast Audio/Visual capability in the RAN	$	[*]
Option Validity Period: EDC+2 months
6	Expansion of capacity from 200 VEC/800Kbps to 875VEC/3.5Mbps in the same FDM channel; Price per RAN	$	[*]
Option Validity Period: EDC+73 months
7	Expansion of capacity from one FDM channel with 200VEC/800 Kbps to two FDM channels, 120 VEC/480Kbps in second FDM channel; Both FDM Channels operate within the same 7.5MHz of spectrum	$	[*]
Option Validity Period: EDC+73 months
8	Expansion of capacity from one FDM channel with 200VEC/800 Kbps to two FDM channels, 200 VEC/800Kbps in each FDM channel; Both FDM Channels operate within the same 7.5MHz of spectrum	$	[*]
Option Validity Period: EDC+73 months
9	Expansion of capacity from one FDM channel with 875VEC/3.5 Mbps to two FDM channels, 875 VEC/3.5Mbps in each FDM channel; Both FDM Channels operate within the same 7.5MHz of spectrum	$	[*]
Option Validity Period: EDC+73 months
10	1 Mb/s forward bearer capability in the satellite Air Interface Chip
	NRE	$	[*]
	Recurring incremental cost per chip	$	[*]
Option Validity Period: EDC+2 months
11	Reserved

12	License of Satellite Air Interface Chip Software & Firmware only for use in Customer's own developed Chip (one license per chip)
	Annual quantity = 250,000		[*]
	Annual quantity = 500,000		[*]
	Annual quantity = 1 million +		[*]
Option Validity Period: EDC+96 months
13	Unit Pricing for One-Time Order of Satellite Air Interface Chips Option Validity Period: exercisable one-time only; expires January 24, 2013 Subject to the following terms: one-time order; 100% payment received Contractor no later than January 24, 2013; order quantity must be in batches of 37,500 units		[*]

1-6

1.3 TIME AND MATERIAL (T&M) RATE

Time:	[*] per man-month
Materials and Travel:	[*]
Rate Validity Period:	EDC+ 36 months; thereafter adjusted for escalation, capped at CPI+1%.

1-7

2.0 PAYMENT

MILESTONES AND PLAN 2.1 PAYMENT MILESTONES AND

PLAN FOR RAN & UTC

The Payment Milestones and Plan is provided below.

[*]

2-1